As filed with the Securities and Exchange Commission on August 26, 2016

File No. 811-22186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
ACT OF 1940	[X]

Amendment No. 13	[X]

OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

(Exact Name of Registrant as Specified in Charter)

6803 South Tucson Way, Centennial, Colorado 80112-3924

(Address of Principal Executive Offices) (Zip Code)

(303) 768-3200

(Registrant’s Telephone Number, including Area Code)

Cynthia Lo Bessette, Esq.

OFI Global Asset Management, Inc.

225 Liberty Street

New York, New York 10281-1008

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by Oppenheimer Master International Value Fund, LLC (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Fund are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Only certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies, may invest in the Fund. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. The Fund’s Part A is incorporated by reference into the Fund’s Part B and Part B is incorporated by reference into the Fund’s Part A.

Oppenheimer Master International Value Fund, LLC

Registration Statement dated August 26, 2016

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund’s securities nor has it determined that this registration statement is accurate or complete. It is a criminal offense to represent otherwise.

Oppenheimer Master International Value Fund, LLC is a mutual fund that seeks capital appreciation. It emphasizes investments in common stocks of foreign companies that the portfolio manager believes to be undervalued.

This registration statement contains important information about the Fund’s objective, investment policies, strategies and risks. It also contains important information about how to buy and sell shares of the Fund and other account features.

PART A

August 26, 2016

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5. Management.

(a) Investment Adviser(s). OFI Global Asset Management, Inc. (the "Manager") is the Fund's investment adviser. OppenheimerFunds, Inc. (the "Sub-Adviser") is its sub-adviser. In this registration statement, references to the "Manager" mean OFI Global and the Sub-Adviser unless the context indicates otherwise or unless otherwise specified. Additionally, references to "OppenheimerFunds" mean OppenheimerFunds, Inc. and its subsidiaries.

(b) Portfolio Manager(s). James C. Ayer, CFA, has been a Vice President and a portfolio manager of the Fund since February 2013.

ITEM 6. Purchase and Sale of Fund Shares.

(a) Purchase of Fund Shares. There is no minimum initial or minimum subsequent investment in the Fund. Shares of the Fund (“Shares“) are issued solely in private placement transactions on days the New York Stock Exchange is open for trading and may only be purchased by certain “accredited investors” within the meaning of Regulation D under the Securities Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

(b) Sale of Fund Shares. Investors can sell (redeem) some or all of their Shares on days the New York Stock Exchange (“NYSE”) is open for trading.

ITEM 7. Tax Information.

The Fund intends to operate as a partnership for Federal income tax purposes. Accordingly, the Fund will not be subject to any Federal income tax but each investor will take into account its share of the Fund’s income, capital gains, losses, deductions and credits in determining its income tax liability.

ITEM 8. Financial Intermediary Compensation.

Not applicable.

ITEM 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The Fund seeks capital appreciation. The Fund’s investment objective is not a fundamental policy and can be changed without shareholder approval.

(b) Implementation of Investment Objective.

The Fund invests mainly in common stocks of companies believed by the Fund's Sub-Adviser, OppenheimerFunds, Inc. (the “Sub-Adviser”), to be undervalued, and that are domiciled outside the United States or have their primary operations outside the United States.

The Fund does not limit its investments to issuers within a specific market capitalization range. At times, the Fund may invest a substantial portion of its assets in a particular capitalization range. For example, the Fund may invest a substantial portion of its assets in stocks issued by small- and mid-sized companies.

The Fund can invest in emerging markets as well as developed markets throughout the world, although it may place greater emphasis on investing in one or more particular regions from time to time, such as Europe or Asia. It can invest 100% of its assets in foreign securities. Under normal market conditions, the Fund will invest at least 80% of its net assets (plus borrowings for investment purposes) in common and preferred stock of issuers in at least five different countries outside the United States.

The foreign securities the Fund can buy include securities of companies organized under the laws of a foreign country or companies that have more than 50% of their operations or assets abroad, or derive more than 50% of their revenue or profits from businesses, investments or sales outside the United States. Foreign securities include securities traded primarily on foreign securities exchanges or in foreign over-the-counter markets. The Fund considers securities of foreign issuers that are represented in the U.S. securities markets by American Depository Receipts (“ADRs”) or similar depository arrangements to be “foreign securities” for purposes of its investment allocations.

In selecting securities for the Fund, the Sub-Adviser evaluates investment opportunities on a company-by-company basis. The portfolio manager looks primarily for foreign companies using a value criteria and a “bottom up” investment approach – that is, analyzing individual stocks before considering the impact of general or industry economic trends. The portfolio manager’s value criterion entails estimating a company’s fair value and comparing the estimated fair value to the company’s stock price. This approach includes fundamental analysis of a company’s financial statements, profitability, and management structure. It also includes analysis of the company’s operations, business strategy, product development, and competitive positioning, as well as the industry and sector of which the issuer is part. The portfolio manager monitors individual issuers for changes in the factors above that may lead to a decision to sell a security. The portfolio manager may also sell a security if its share price meets the portfolio manager’s targeted price, or if the portfolio manager determines that a new or better investment idea has emerged, but is not required to do so.

In addition to investments in stocks, the Fund may use certain other investments and investment strategies described further below and in the Statement of Additional Information. The Sub-Adviser might not always use all of these different types of investments and strategies. The allocation of the Fund’s portfolio among the different types of permitted investments will vary over time based upon the Sub-Adviser’s evaluation of economic and market trends.

Investing in Foreign Securities. The Fund may buy stocks and other equity securities of companies that are organized under the laws of a foreign country or that have a substantial portion of their operations or assets in a foreign country or countries, or that derive a substantial portion of their revenue or profits from businesses, investments or sales outside of the United States.

The Fund may also buy debt securities issued by foreign companies. It may buy debt securities issued by foreign governments or their agencies, but debt securities are not expected to be a main investment strategy of the Fund.

Common Stock.  Common stock represents an ownership interest in a company. It ranks below preferred stock and debt securities in claims for dividends and in claims for assets of the issuer in a liquidation or bankruptcy. Common stocks may be exchange-traded or over-the-counter securities. Over-the-counter securities may be less liquid than exchange-traded securities.

The value of a Fund's portfolio may be affected by changes in the stock markets. Stocks and other equity securities fluctuate in price in response to changes to equity markets in general. Stock markets may experience significant short-term volatility and may fall sharply at times. Adverse events in any part of the equity or fixed-income markets may have unexpected negative effects on other market segments. Different stock markets may behave differently from each other and U.S. stock markets may move in the opposite direction from one or more foreign stock markets.

The prices of individual stocks generally do not all move in the same direction at the same time. For example, "growth" stocks may perform well under circumstances in which "value" stocks in general have fallen. A variety of factors can affect the price of a particular company's stock. These factors may include, but are not limited to: poor earnings reports, a loss of customers, litigation against the company, general unfavorable performance of the company's sector or industry, or changes in government regulations affecting the company or its industry. To the extent that securities of a particular type are emphasized, (for example foreign stocks, stocks of small- or mid-sized companies, growth or value stocks, or stocks of companies in a particular industry), its share value may fluctuate more in response to events affecting the market for those types of securities.

Other Strategies.

Other Equity Securities. In addition to common stocks, the Fund can invest in other equity or "equity equivalents" securities such as preferred stocks, convertible securities, rights or warrants.

●	Preferred stock has a set dividend rate and ranks ahead of common stocks and behind debt securities in claims for dividends and for assets of the issuer in a liquidation or bankruptcy. The dividends on preferred stock may be cumulative (they remain a liability of the company until paid) or non-cumulative. The fixed dividend rate of preferred stocks may cause their prices to behave more like those of debt securities. If prevailing interest rates rise, the fixed dividend on preferred stock may be less attractive, which may cause the price of preferred stock to decline.
●	Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities, and can be more volatile than the price of the underlying securities. If the market price of the underlying security does not exceed the exercise price during the life of the warrant, the warrant will expire worthless and any amount paid for the warrant will be lost. The market for warrants may be very limited and it may be difficult to sell a warrant promptly at an acceptable price. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.
●	A convertible security can be converted into or exchanged for a set amount of common stock of an issuer within a particular period of time at a specified price or according to a price formula. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. Some convertible debt securities may be considered “equity equivalents” because of the feature that makes them convertible into common stock. Convertible securities may offer the Fund the ability to participate in stock market movements while also seeking some current income. Convertible securities may provide more income than common stock but they generally provide less income than comparable non-convertible debt securities. Convertible securities are subject to credit and interest rate risk, however credit ratings of convertible securities generally have less impact on the value of the securities than they do for non-convertible debt securities.

Debt Securities. The Fund does not focus on debt securities as a principal investment strategy; however, debt securities are one of the other investments that the Fund may use. The Fund will not invest more than 10% of its net assets in debt securities. The Fund may invest in debt securities to seek income, for liquidity or for hedging purposes. The debt securities the Fund buys may be of any maturity. To the extent the Fund buys debt securities it will focus primarily on investment grade securities.

Convertible Securities. The Fund may also buy securities convertible into common stock. A convertible security is one that can be converted into or exchanged for a set amount of common stock of an issuer within a particular period of time at a specified price or according to a price formula. Convertible securities offer the Fund the ability to participate in stock market movements while also seeking some current income. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. The right to dividends payments on a company's preferred stock is usually subordinate to the rights of its debt securities. These investments are subject to the Fund’s policy of not investing more than 10% of its net assets in debt securities. Preferred stock dividends may be cumulative (they remain a liability of the company until paid) or non-cumulative. Most convertible securities will vary, to some extent, with changes in the price of the underlying common stock and are therefore subject to the risks of that stock. The investment adviser considers some convertible securities to be "equity equivalents" because of the significant impact of their conversion feature on the prices of those securities. In addition, convertible securities may be subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer's credit rating or the market's perception of the issuer's creditworthiness. Some convertible preferred stocks have a mandatory conversion feature or a call feature that allows the issuer to redeem the stock on or prior to a mandatory conversion date. Those features could diminish the potential for capital appreciation on the investment.

The Fund can buy convertible securities rated as low as “B” by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services or having comparable ratings by other nationally recognized rating organizations (or, if they are unrated, having a comparable rating assigned by the Sub-Adviser). Those ratings are below “investment-grade” and the securities (commonly referred to as “junk bonds”) are subject to greater risk of default by the issuer than investment-grade securities and may be subject to greater market fluctuations. These risks can reduce the Fund’s share prices and the income it earns. These investments are subject to the Fund’s policy of not investing more than 10% of its net assets in debt securities. To the extent the Fund buys debt securities it will focus primarily on investment-grade securities. The Statement of Additional Information contains more information about restrictions applicable to the Fund’s investment in debt securities.

Investing in Special Situations. At times, the Fund may seek to benefit from what are considered to be "special situations," such as mergers, reorganizations, restructurings or other unusual events, that are expected to affect a particular issuer. There is a risk that the anticipated change or event might not occur, which could cause the price of the security to fall, perhaps sharply. In that case, the investment might not produce the expected gains or might cause a loss. This is an aggressive investment technique that may be considered speculative.

Investing in Small, Unseasoned Companies. The Fund may invest in the securities of small, unseasoned companies that have been in operation for less than three years. In addition to the risks of other small-sized issuers, the price of the securities of these companies may be particularly volatile, especially in the short term, and may have very limited liquidity. Securities of smaller, newer companies are also subject to greater risks of default than those of larger, more established issuers. The Fund currently does not intend to invest more than 20% of its net assets in these securities.

Investing in Domestic Securities. The Fund can invest in common and preferred stocks and debt securities of U.S. companies. It can also hold U.S. corporate and government debt securities for defensive and liquidity purposes. Under normal market conditions, the Fund does not expect to invest a significant amount of its assets in securities of U.S. issuers.

Illiquid and Restricted Securities. Investments that do not have an active trading market, or that have legal or contractual limitations on their resale, are generally referred to as "illiquid" securities. Illiquid securities may be difficult to value or to sell promptly at an acceptable price or may require registration under applicable securities laws before they can be sold publicly. Securities that have limitations on their resale are referred to as "restricted securities." Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be regarded as illiquid.

The Fund will not invest more than 15% of its net assets in illiquid securities. The Fund's holdings of illiquid securities are monitored on an ongoing basis to determine whether to sell any of those securities to maintain adequate liquidity.

Derivative Investments. The Fund can invest in a number of different types of "derivative" instruments. A derivative is an instrument whose value depends on (or is derived from) the value of an underlying security, asset, interest rate, index or currency.  Exchange-traded options, futures, forward contracts and other instruments the Fund might use can be considered "derivative" investments. Derivatives may allow the Fund to increase or decrease its exposure to certain markets or risks. The Fund may use derivatives to seek to increase its investment return or for hedging purposes. The Fund is not required to use derivatives in seeking its investment objective or for hedging and might not do so.

Hedging. The Fund can buy and sell put and call options, futures contracts on broad-based securities indices and foreign currencies, forward contracts and options on futures and broad-based securities indices for hedging purposes. Hedging transactions are intended to reduce the risks of securities in the Fund's portfolio. At times, however, a hedging instrument's value might not be correlated with the investment it is intended to hedge, and the hedge might be unsuccessful. If the Fund uses a hedging instrument at the wrong time or judges market conditions incorrectly, the strategy could reduce its return or create a loss.

Diversification and Concentration. The Fund is a diversified fund. It attempts to reduce its exposure to the risks of individual securities by diversifying its investments across a broad number of different issuers. The Fund will not concentrate its investments in issuers in any one industry. At times, however, the Fund may emphasize investments in some industries more than others. The prices of securities of issuers in a particular industry or sector may go up and down in response to changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than others. To the extent that the Fund increases the relative emphasis of its investments in a particular industry or sector, its share values may fluctuate in response to events affecting that industry or sector. The Securities and Exchange Commission has taken the position that investment of more than 25% of a fund's total assets in issuers in the same industry constitutes concentration in that industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities or securities issued by investment companies; however, securities issued by any one foreign government are considered to be part of a single "industry."

Investments in Money Market Instruments. The Fund can invest its free cash balances in money market instruments to provide liquidity or for defensive purposes. Money market instruments are short-term, U.S. dollar denominated debt instruments issued or guaranteed by domestic and foreign corporations and financial institutions, the U.S. government, its agencies and instrumentalities and other entities. Money market instruments include certificates of deposit, commercial paper, repurchase agreements, treasury bills and other short-term debt obligations that have a final maturity, as defined under rules under the Investment Company Act, of 397 days or less. They may have fixed, variable or floating interest rates. Money market instruments are subject to certain risks, including the risk that an issuer of an obligation that the Fund holds might have its credit rating downgraded or might default on its obligations, or that interest rates might rise sharply, causing the value of the Fund’s investment to fall.

The Fund may invest in money market instruments by investing in Class E shares of Oppenheimer Institutional Money Market Fund. It may also invest in money market instruments directly, or in other affiliated or unaffiliated money market funds. The Fund may invest in money market funds, such as Oppenheimer Institutional Money Market Fund, , rather than purchasing individual short-term investments. Oppenheimer Institutional Money Market Fund is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, and is part of the Oppenheimer family of funds. At the time of an investment, the Fund cannot always predict what will be the yield of the Oppenheimer Institutional Money Market Fund, or any other money market fund it may hold, because of the wide variety of instruments that such fund may hold in its portfolio. The return on those investments may, in some cases, be lower than the return that would have been derived from other types of investments that would provide liquidity. As a shareholder, the Fund will be subject to its proportional share of the expenses of any other money market fund it may hold, including its advisory fee. However, the Manager will waive a portion of the Fund's advisory fee to the extent of the Fund's share of the advisory fee paid to the Manager by Oppenheimer Institutional Money Market Fund, or to any other similar affiliated money market fund of which the Fund is a shareholder. If the Fund invests in an unaffiliated money market fund, the Manager will not waive a portion of the Fund’s advisory fee representing the Fund’s share of the advisory fee paid by such unaffiliated fund to any unaffiliated manager.

Effective September 28, 2016, all references in this Registration Statement to “Oppenheimer Cash Reserves,” “Oppenheimer Institutional Money Market Fund,” and “Oppenheimer Money Market Fund” are deleted and replaced by references to “Oppenheimer Government Cash Reserves,” “Oppenheimer Institutional Government Money Market Fund,” and “Oppenheimer Government Money Market Fund,” respectively.

Temporary Defensive and Interim Investments. For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its total assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally, the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments in which Oppenheimer Institutional Money Market Fund invests or other short-term U.S. government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

Portfolio Turnover. A change in the securities held by the Fund is known as "portfolio turnover." The Fund may engage in active and frequent trading to try to achieve its investment objective and may have a portfolio turnover rate of over 100% annually. Increased portfolio turnover may result in higher brokerage fees or other transaction costs, which can reduce performance. If the Fund realizes capital gains when it sells investments, it generally must pay those gains to shareholders, increasing its taxable distributions.

(c) Risks.

The risks summarized below collectively form the overall risk profile of the Fund and can affect the value of the Fund’s investments, its investment performance and its net asset value per share. The value of the Fund’s shares fluctuates as the value of the Fund’s investments changes, and may decline. The value of the Fund’s investments may change because of broad changes in the markets in which the Fund invests or from more specific factors like those described below. When you sell your shares, they may be worth more or less than what you paid for them. These risks mean that you can lose money by investing in the Fund. When you sell your shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective.

Risks of Investing in Stock. The value of the Fund's portfolio may be affected by changes in the stock markets. Stock markets may experience significant short-term volatility and may fall sharply at times. Adverse events in any part of the equity or fixed-income markets may have unexpected negative effects on other market segments. Different stock markets may behave differently from each other and U.S. stock markets may move in the opposite direction from one or more foreign stock markets.

The prices of individual stocks generally do not all move in the same direction at the same time. For example, “growth” stocks may perform well under circumstances in which “value” stocks in general have fallen. A variety of factors can affect the price of a particular company's stock. These factors may include, but are not limited to: poor earnings reports, a loss of customers, litigation against the company, general unfavorable performance of the company's sector or industry, or changes in government regulations affecting the company or its industry. To the extent that securities of a particular type are emphasized, (for example foreign stocks, stocks of small- or mid-cap companies, growth or value stocks, or stocks of companies in a particular industry), fund share values may fluctuate more in response to events affecting the market for those types of securities.

Industry and Sector Focus. At times, the Fund may emphasize investments in a particular industry or economic or market sector. To the extent that the Fund increases its emphasis on investments in a particular industry or sector, the value of its investments may fluctuate more in response to events affecting that industry or sector, such as changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry more than others.

Risks of Small- And Mid-Cap Companies. Small- and mid-cap companies may be either established or newer companies, including “unseasoned companies” that have been in operation for less than three years. Mid-cap companies are generally companies that have completed their initial start-up cycle, and in many cases have established markets and developed seasoned market teams. While smaller companies might offer greater opportunities for gain than larger companies, they also may involve greater risk of loss. They may be more sensitive to changes in a company's earnings expectations and may experience more abrupt and erratic price movements. Small- and mid-cap companies' securities may trade in lower volumes and it might be harder for the Fund to dispose of its holdings at an acceptable price when it wants to sell them. Small- and mid-cap companies may not have established markets for their products or services and may not have the financial strength to sustain them through business downturns or adverse market conditions. Since small- and mid-cap companies typically reinvest a high proportion of their earnings in their business, they may not pay dividends for some time, particularly if they are newer companies. Small- and mid-cap companies may have unseasoned management or less depth in management skill than larger, more established companies. They may be more reliant on the efforts of particular members of their management team and management changes may pose a greater risk to the success of the business. It may take a substantial period of time before the Fund realizes a gain on an investment in a small- or mid-cap company, if it realizes any gain at all.

Risks of Value Investing. Value investing entails the risk that if the market does not recognize that a fund’s securities are undervalued, the prices of those securities might not appreciate as anticipated. A value approach could also result in fewer investments that increase rapidly during times of market gains and could cause a fund to underperform funds that use a growth or non-value approach to investing. Value investing has gone in and out of favor during past market cycles and when value investing is out of favor or when markets are unstable, the securities of "value" companies may underperform the securities of "growth" companies.

Risks of Foreign Investing. Securities traded in foreign markets often involve special risks not present in U.S. investments that can increase the chances the Fund will lose money. Additional information regarding certain of the risks associated with foreign investing is provided below.

•	Foreign Market Risk. If there are fewer investors in a particular foreign market, securities traded in that market may be less liquid and more volatile than U.S. securities and more difficult to price. Foreign markets may also be subject to delays in the settlement of transactions and difficulties in pricing securities. If the Fund is delayed in settling a purchase or sale transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines. It may also be more expensive for the Fund to buy or sell securities in certain foreign markets than in the United States, which may increase the Fund's expense ratio.
•	Foreign Economy Risk. Foreign economies may be more vulnerable to political or economic changes than the U.S. economy. They may be more concentrated in particular industries or may rely on particular resources or trading partners to a greater extent. Certain foreign economies may be adversely affected by shortages of investment capital or by high rates of inflation. Changes in economic or monetary policy in the U.S. or abroad may also have a greater impact on the economies of certain foreign countries.
•	Foreign Governmental and Regulatory Risks. Foreign companies may not be subject to the same accounting and disclosure requirements as U.S. companies. As a result there may be less accurate information available regarding a foreign company's operations and financial condition. Foreign companies may be subject to capital controls, nationalization, or confiscatory taxes. There may be less government regulation of foreign issuers, exchanges and brokers than in the United States. Some countries also have restrictions that limit foreign ownership and may impose penalties for increases in the value of the Fund's investment. The value of the Fund's foreign investments may be affected if it experiences difficulties in enforcing legal judgments in foreign courts.
•	Foreign Currency Risk. A change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. The dollar value of foreign investments may also be affected by exchange controls. Foreign currency exchange transactions may impose additional costs on the Fund. The Fund can also invest in derivative instruments linked to foreign currencies. The change in value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of derivatives linked to that foreign currency. The investment adviser’s selection of foreign currency denominated investments may not perform as expected. Currency derivative investments may be particularly volatile and subject to greater risks than other types of foreign-currency denominated investments.
•	Foreign Custody Risk. There may be very limited regulatory oversight of certain foreign banks or securities depositories that hold foreign securities and foreign currency and the laws of certain countries may limit the ability to recover such assets if a foreign bank or depository or their agents goes bankrupt. There may also be an increased risk of loss of portfolio securities.
•	Time Zone Arbitrage. If the Fund invests a significant amount of its assets in foreign securities, it may be exposed to "time-zone arbitrage" attempts by investors seeking to take advantage of differences in the values of foreign securities that might result from events that occur after the close of the foreign securities market on which a security is traded and before the close of the New York Stock Exchange that day, when the Fund's net asset value is calculated. If such time zone arbitrage were successful, it might dilute the interests of other shareholders. However, the Fund's use of "fair value pricing" under certain circumstances, to adjust the closing market prices of foreign securities to reflect what the investment adviser and the Board believe to be their fair value, may help deter those activities.
•	Globalization Risks. The growing inter-relationship of global economies and financial markets has increased the effect of conditions in one country or region on issuers of securities in a different country or region. In particular, the adoption or prolongation of protectionist trade policies by one or more countries, changes in economic or monetary policy in the United States or abroad, or a slowdown in the U.S. economy, could lead to a decrease in demand for products and reduced flows of capital and income to companies in other countries.
•	Regional Focus. At times, the Fund might increase the relative emphasis of its investments in a particular region of the world. Securities of issuers in a region might be affected by changes in economic conditions or by changes in government regulations, availability of basic resources or supplies, or other events that affect that region more than others. If the Fund has a greater emphasis on investments in a particular region, it may be subject to greater risks from adverse events that occur in that region than a fund that invests in a different region or that is more geographically diversified. Political, social or economic disruptions in the region may adversely affect the values of the Fund's holdings.

Risks of Developing and Emerging Markets. Investments in developing and emerging markets are subject to all the risks associated with foreign investing, however, these risks may be magnified in developing and emerging markets. Developing or emerging market countries may have less well-developed securities markets and exchanges that may be substantially less liquid than those of more developed markets. Settlement procedures in developing or emerging markets may differ from those of more established securities markets, and settlement delays may result in the inability to invest assets or to dispose of portfolio securities in a timely manner. Securities prices in developing or emerging markets may be significantly more volatile than is the case in more developed nations of the world, and governments of developing or emerging market countries may also be more unstable than the governments of more developed countries. Such countries’ economies may be more dependent on relatively few industries or investors that may be highly vulnerable to local and global changes. Developing or emerging market countries also may be subject to social, political or economic instability. The value of developing or emerging market countries' currencies may fluctuate more than the currencies of countries with more mature markets. Investments in developing or emerging market countries may be subject to greater risks of government restrictions, including confiscatory taxation, expropriation or nationalization of a company's assets, restrictions on foreign ownership of local companies, restrictions on withdrawing assets from the country, protectionist measures, and practices such as share blocking. In addition, the ability of foreign entities to participate in privatization programs of certain developing or emerging market countries may be limited by local law. Investments in companies in developing or emerging market countries may be considered speculative.

Eurozone Investment Risks. The European Union (EU) is an economic and political union of most western European countries and a growing number of eastern European countries. One of the key mandates of the EU is the establishment and administration of a common single market, consisting of, among other things, a single currency and a common trade policy. In order to pursue this goal, member states established the Economic and Monetary Union (EMU), which sets out different stages and commitments that member states need to follow to achieve greater economic and monetary policy coordination, including the adoption of a single currency, the euro. Many member states have adopted the euro as their currency and, as a result, are subject to the monetary policies of the European Central Bank (ECB).

The recent global economic crisis has caused severe financial difficulties for many EU countries, pushing some to the brink of insolvency and causing others to experience recession, large public debt, restructuring of government debt, credit rating downgrades and an overall weakening of banking and financial sectors. Some of those countries have depended on, and may continue to be dependent on, the assistance from others such as the ECB, the International Monetary Fund, or other governments and institutions to address those issues. Failure by one or more EU countries to implement reforms or attain a certain performance level imposed as a condition of assistance, or an insufficient level of assistance, could deepen or prolong the economic downturn which could have a significant adverse effect on the value of investments in those and other European countries. By adopting the euro as its currency, members of the EMU are subject to fiscal and monetary controls that could limit to some degree the ability to implement their own economic policies. Additionally, EMU member countries could voluntarily abandon the euro or involuntarily be forced out of the euro, including by way of a partial or complete dissolution of the monetary union. The effects of such outcomes on the rest of the Eurozone and global markets as a whole are unpredictable, but are likely to be negative, including adversely impacted market values of Eurozone and various other securities and currencies, redenomination of certain securities into less valuable local currencies, and more volatile and illiquid markets. Under such circumstances, investments denominated in euros or replacement currencies may be difficult to value, the ability to operate an investment strategy in connection with euro-denominated securities may be significantly impaired and the value of euro-denominated investments may decline significantly and unpredictably. Additionally, Britain’s intended departure from the EU, known as “Brexit,” may have significant political and financial consequences for Eurozone markets, including greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in the United Kingdom (“UK”). Uncertainty relating to the withdrawal procedures and timeline may have adverse effects on asset valuations and the renegotiation of current trade agreements, as well as an increase in financial regulation of UK banks. While the full impact of Brexit is unknown, market disruption in the EU and globally may have a negative effect on the value of the Fund’s investments.

Risks of Derivative Investments. Derivatives may be volatile and may involve significant risks. The underlying security, obligor or other instrument on which a derivative is based, or the derivative itself, may not perform as expected. For some derivatives, it is possible to lose more than the amount invested in the derivative investment. In addition, some derivatives have the potential for unlimited loss, regardless of the size of the Fund's initial investment. Certain derivative investments held by the Fund may be illiquid, making it difficult to close out an unfavorable position. Derivative transactions may require the payment of premiums and can increase portfolio turnover. Derivatives are subject to credit risk, since the Fund may lose money on a derivative investment if the issuer or counterparty fails to pay the amount due. As a result of these risks, the Fund could realize little or no income or lose money from the investment, or the use of a derivative for hedging might be unsuccessful.

In addition, under U.S. financial reform legislation currently being implemented, certain over-the-counter derivatives, including certain interest rate swaps and certain credit default swaps, are (or soon will be) required to be executed on a regulated market and/or cleared through a central clearinghouse, which may result in increased margin requirements and costs for the Fund. It is unclear how these regulatory changes will affect counterparty risk, and entering into a derivative transaction that is cleared may entail further risks and costs, including the counterparty risk of the clearinghouse and the futures commission merchant through which the Fund accesses the clearinghouse.

Risks of Leverage. Certain derivatives and other investments of the Fund involve a degree of leverage. Generally, leverage may occur when, in return for the potential to realize higher gain, an investment exposes the investor to a risk of loss that exceeds the amount invested. The Fund's use of an economically leveraged derivative may provide the potential for investment gain or loss that may be several times greater than the change in value of the underlying security, asset, interest rate, index or currency upon which such derivative is based, which may result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. If the Fund uses derivatives for leverage, its share price will tend to be more volatile, resulting in larger gains or losses in response to the fluctuating prices of its investments.

The Fund is subject to legal requirements, applicable to all mutual funds, that are designed to reduce the effects of any leverage created by the use of derivative instruments. Under these requirements, the Fund must identify liquid assets (sometimes referred to as "asset segregation") or engage in other measures, with regard to its derivative instruments.

Risks of Options. If the Fund sells a put option, there is a risk that the Fund may be required to buy the underlying investment at a disadvantageous price. If the Fund sells a call option, there is a risk that the Fund may be required to sell the underlying investment at a disadvantageous price. If the Fund sells a call option on an investment that the Fund owns (a "covered call") and the investment has increased in value when the call option is exercised, the Fund will be required to sell the investment at the call price and will not be able to realize any of the investment's value above the call price. Options may involve economic leverage, which could result in greater price volatility than other investments.

Risks of Futures Contracts. The volatility of futures contracts prices has been historically greater than the volatility of stocks and bonds. The liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced. In addition, futures exchanges often impose a maximum permissible price movement on each futures contract for each trading session. The Fund may be disadvantaged if it is prohibited from executing a trade outside the daily permissible price movement.

Risks of Forward Contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. Investments in forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transaction costs.

Debt Securities. The Fund does not focus on debt securities as a principal investment strategy; however, debt securities are one of the other investments that the Fund may use. The Fund may invest in debt securities to seek income, for liquidity or for hedging purposes. The debt securities the Fund buys may be of any maturity. Debt securities may be subject to the risks described below and certain debt securities may be illiquid.

  Interest Rate Risk. Interest rate risk is the risk that rising interest rates, or an expectation of rising interest rates in the near future, will cause the values of the Fund’s investments in debt securities to decline. The values of debt securities usually change when prevailing interest rates change. When interest rates rise, the values of outstanding debt securities generally fall, and those securities may sell at a discount from their face amount. When interest rates rise, the decrease in values of outstanding debt securities may not be offset by higher income from new investments. When interest rates fall, the values of already-issued debt securities generally rise. However, when interest rates fall, the Fund's investments in new securities may be at lower yields and may reduce the Fund's income. The values of longer-term debt securities usually change more than the values of shorter-term debt securities when interest rates change; thus, interest rate risk is usually greater for securities with longer maturities or durations. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are at, or near, historic lows. Interest rate changes may have different effects on the values of mortgage-related securities because of prepayment and extension risks.
  Duration Risk. Duration risk is the risk that longer-duration debt securities are more likely to decline in price than shorter-duration debt securities, in a rising interest-rate environment. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.
  Credit Risk. Credit risk is the risk that the issuer of a security might not make interest and principal payments on the security as they become due. U.S. government securities generally have lower credit risks than securities issued by private issuers or certain foreign governments. If an issuer fails to pay interest, the Fund's income might be reduced, and if an issuer fails to repay principal, the value of the security might fall and the Fund could lose the amount of its investment in the security. The extent of this risk varies based on the terms of the particular security and the financial condition of the issuer. A downgrade in an issuer's credit rating or other adverse news about an issuer, for any reason, can reduce the market value of that issuer's securities.
  Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects lower-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of the Fund’s lower-rated and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.
  Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, repayments of principal on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security’s call date. Such a decision by the issuer could have the effect of lengthening the debt security’s expected maturity, making it more vulnerable to interest rate risk and reducing its market value.
  Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, the Fund may be required to reinvest the proceeds from a security’s sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.
  Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security’s expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. The Fund may need to reinvest the proceeds at a lower interest rate, reducing its income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If the Fund buys those securities at a premium, accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.
  Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are at or near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests, which may be triggered by market turmoil or an increase in interest rates, could cause the Fund to sell its holdings at a loss or at undesirable prices. Similarly, the prices of the Fund’s holdings could be adversely affected if an investment account managed similarly to that of the Fund were to experience significant redemptions and that account were required to sell its holdings at an inopportune time. The liquidity of an issuer’s securities may decrease as result of a decline in an issuer’s credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer’s cash outflows. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets, reducing the willingness of some lenders to extend credit, and making it more difficult for borrowers to obtain financing on attractive terms (or at all). Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns could cause reduced liquidity in certain debt securities markets.

Following the financial crisis, the Federal Reserve has sought to stabilize the economy by keeping the federal funds rate at or near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as “quantitative easing.” As the Federal Reserve tapers its securities purchases pursuant to quantitative easing or raises the federal funds rate, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., “market making”) activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are at or near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Risks of Below-Investment-Grade Securities. Below-investment-grade securities (also referred to as “junk bonds”) generally have higher yields than investment-grade securities but also have higher risk profiles. Below-investment-grade securities are considered to be speculative and entail greater risk with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade securities, especially during times of weakening economic conditions or rising interest rates. These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund’s net asset value may be affected by declines in the value of lower-grade securities. The major risks of below-investment-grade securities include:

  Prices of below-investment-grade securities are subject to extreme price fluctuations, even under normal market conditions. Adverse changes in an issuer's industry and general economic conditions may have a greater impact on the prices of below-investment-grade securities than on the prices of investment-grade securities.
  Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. Issuers of below-investment-grade securities may have more outstanding debt relative to their assets than issuers of investment-grade securities. Issuers of below-investment-grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.
  In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of the holders of below-investment-grade securities.
  Below-investment-grade securities may be less liquid than investment-grade securities, even under normal market conditions. There are fewer dealers in the below-investment-grade securities market and there may be significant differences in the prices quoted by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than is the case with securities trading in a more liquid market.
  Below-investment-grade securities typically contain redemption provisions that permit the issuer of the securities containing such provisions to redeem the securities at its discretion. If the issuer redeems below-investment-grade securities, the Fund may have to invest the proceeds in securities with lower yields and may lose income.
  Below-investment-grade securities markets may be more susceptible to real or perceived adverse credit, economic, or market conditions than investment-grade securities.

Credit Quality. The Fund may invest in securities that are rated or unrated. "Investment-grade" securities are those rated within the four highest rating categories by nationally recognized statistical rating organizations such as Moody's Investors Service (“Moody’s”) or S&P Global Ratings (“S&P”) (or, in the case of unrated securities, determined by the investment adviser to be comparable to securities rated investment-grade). "Below-investment-grade" securities are those that are rated below those categories, which are also referred to as "junk bonds." While securities rated within the fourth highest category by S&P (meaning BBB+, BBB or BBB-) or by Moody’s (meaning Baa1, Baa2 or Baa3) are considered "investment-grade," they have some speculative characteristics. If two or more nationally recognized statistical rating organizations have assigned different ratings to a security, the investment adviser uses the highest rating assigned.

Credit ratings evaluate the expectation that scheduled interest and principal payments will be made in a timely manner. They do not reflect any judgment of market risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer. Rating organizations might not change their credit rating of an issuer in a timely manner to reflect events that could affect the issuer's ability to make timely payments on its obligations. In selecting securities for its portfolio and evaluating their income potential and credit risk, the Fund does not rely solely on ratings by rating organizations but evaluates business, economic and other factors affecting issuers as well. Many factors affect an issuer's ability to make timely payments, and the credit risk of a particular security may change over time. The investment adviser also may use its own research and analysis to assess those risks. If a bond is insured, it will usually be rated by the rating organizations based on the financial strength of the insurer. The rating categories are described in an Appendix to the Statement of Additional Information.

Unrated Securities. Because the Fund purchases securities that are not rated by any nationally recognized statistical rating organization, the investment adviser may internally assign ratings to those securities, after assessing their credit quality and other factors, in categories similar to those of nationally recognized statistical rating organizations. There can be no assurance, nor is it intended, that the investment adviser's credit analysis process is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. Unrated securities are considered “investment-grade” or “below investment-grade” if judged by the investment adviser to be comparable to rated investment-grade or below investment-grade securities. The investment adviser's rating does not constitute a guarantee of the credit quality. In addition, some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.

In evaluating the credit quality of a particular security, whether rated or unrated, the investment adviser will normally take into consideration a number of factors such as, if applicable, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer's sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer's management, and regulatory factors affecting the issuer or the particular facility.

A reduction in the rating of a security after the Fund buys it will not require the Fund to dispose of the security. However, the investment adviser will evaluate such downgraded securities to determine whether to keep them in the Fund's portfolio.

Conflicts of Interest. The investment activities of the Manager, the Sub-Adviser and their affiliates in regard to other accounts they manage may present conflicts of interest that could disadvantage the Fund and its shareholders. The Manager, the Sub-Adviser or their affiliates may provide investment advisory services to other funds and accounts that have investment objectives or strategies that differ from, or are contrary to, those of the Fund. That may result in another fund or account holding investment positions that are adverse to the Fund's investment strategies or activities. Other funds or accounts advised by the Manager, the Sub-Adviser or their affiliates may have conflicting interests arising from investment objectives that are similar to those of the Fund. Those funds and accounts may engage in, and compete for, the same types of securities or other investments as the Fund or invest in securities of the same issuers that have different, and possibly conflicting, characteristics. The trading and other investment activities of those other funds or accounts may be carried out without regard to the investment activities of the Fund and, as a result, the value of securities held by the Fund or the Fund's investment strategies may be adversely affected. The Fund's investment performance will usually differ from the performance of other accounts advised by the Manager, the Sub-Adviser or their affiliates and the Fund may experience losses during periods in which other accounts they advise achieve gains. The Manager and the Sub-Adviser have adopted policies and procedures designed to address potential identified conflicts of interest identified by the Manager and the Sub-Adviser. However, such policies and procedures may also limit the Fund's investment activities and affect its performance. For example, the investment activities of such funds or accounts may result in the Manager’s, the Sub-Adviser’s, or their affiliates’ receipt of material non-public information concerning certain securities, which could lead to restrictions in the trading of such securities or other investment activities of the Fund or other funds or accounts managed by the Manager, the Sub-Adviser or their affiliates.

Investments By “Funds of Funds.” Shares of the Fund are offered as an investment to certain Oppenheimer funds that act as “funds of funds.” The Fund’s Board of Directors has approved making the Fund's shares available as an investment for those funds. From time to time, those funds of funds may invest significant portions of their assets in Shares of the Fund, and may own a significant amount of the Fund’s outstanding shares. Those funds of funds typically use asset allocation strategies under which they may increase or reduce the amount of their investments in the Fund frequently, and may do so on a daily basis during volatile market conditions. If the size of those purchases and redemptions of the Fund’s Shares were significant relative to the size of the Fund's assets, the Fund could be required to purchase or sell portfolio securities, increasing its transaction costs and possibly reducing its performance.

(d) Portfolio Holdings.

Portfolio Holdings.  The Fund's portfolio holdings are included in its semi-annual and annual reports that are distributed to its shareholders within 60 days after the close of the applicable reporting period. The Fund also discloses its portfolio holdings in its Schedule of Investments on Form N-Q, which are public filings that are required to be made with the Securities and Exchange Commission within 60 days after the end of the Fund's first and third fiscal quarters. Therefore, the Fund's portfolio holdings are made publicly available no later than 60 days after the end of each of its fiscal quarters.

A description of the Fund's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Fund's Statement of Additional Information.

ITEM 10. Management, Organization and Capital Structure

(a)(1) Investment Adviser.

The Manager and the Sub-Adviser. OFI Global Asset Management, Inc., the Manager, is a wholly-owned subsidiary of OppenheimerFunds, Inc. The Manager oversees the Fund's investments and its business operations. OppenheimerFunds, Inc., the Sub-Adviser, chooses the

Fund's investments and provides related advisory services. The Manager carries out its duties, subject to the policies established by the Fund's Board, under an investment advisory agreement with the Fund that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business. The Sub-Adviser has a sub-advisory agreement with the Manager and is paid by the Manager.

The Manager has been an investment adviser since 2012. The Sub-Adviser has been an investment adviser since 1960. The Manager and the Sub-Adviser are located at 225 Liberty Street, New York, New York 10281-1008.

Advisory Fees. Under the Investment Advisory Agreement, the Fund pays the Manager an advisory fee, based on the daily net assets of the Fund, at an annual rate of 0.85%. The Fund's management fee for its fiscal year ended April 30, 2016 was 0.85% of the Fund's average annual net assets.

The Manager has contractually agreed to waive a portion of the Fund’s advisory fee so that the effective advisory fee rate for the Fund will not exceed the combined effective advisory fee and administrative fee rates of Oppenheimer International Value Fund measured as of the last business day of the prior month. The Manager will voluntarily waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund's investment in Oppenheimer Institutional Money Market Fund. This expense limitation may be amended or withdrawn after one year from the date of this Registration Statement.

Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of the investment advisory services.

A discussion regarding the basis for the Board of Directors’ approval of the Fund’s investment advisory agreement is available in the Fund’s semi-annual report to shareholders for the period ended October 31, 2015.

(a)(2) Portfolio Manager.

Portfolio Manager. The Fund's portfolio is managed by James C. Ayer, CFA, who is primarily responsible for the day-to-day management of the Fund's investments. Mr. Ayer has been a Vice President and portfolio manager of the Fund since February 2013.

Mr. Ayer has been a Vice President of the Sub-Adviser since February 2013. Mr. Ayer was a General Partner and Portfolio Manager at Tiedemann Investment Group from 1996 to 2013. He was a portfolio manager on the Global Equity team at the Sub-Adviser from 1992 to 1995. Mr. Ayer is a portfolio manager and officer of other portfolios in the OppenheimerFunds complex.

The Statement of Additional Information provides additional information about the portfolio manager’s compensation, other accounts he manages and his ownership of Fund Shares.

(a)(3) Legal Proceedings. Not Applicable.

(b) Capital Stock.

Fund Shares may not be transferred, but an investor may withdraw all or any portion of its Shares in the Fund at net asset value on any day which the New York Stock Exchange ("NYSE") is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 11 herein. The Fund reserves the right to issue additional Shares. Investors in the Fund have no preemptive or conversion rights, and Shares when issued will be fully paid and non-assessable.

The Fund has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Board of Directors, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to vote in proportion to its investment in the Fund. Investors in the Fund will participate equally in accordance with their pro rata interests in the assets of the Fund. Upon liquidation of the Fund, investors would be entitled to share, in proportion to their investment in the Fund, in the assets of the Fund available for distribution to investors.

ITEM 11. Shareholder Information.

(a) Pricing of Fund Shares.

Shares are sold at their offering price which is the net asset value per Share. No initial sales charge applies. The offering price that applies to a purchase order is the next net asset value calculated after the purchase order is received and accepted by the Fund’s placement agent. The Fund calculates the net asset value of the Shares as of the close of the NYSE on each day the NYSE is open for trading (referred to in this prospectus as a “regular business day”). The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some days. All references to time in this prospectus are to Eastern time. If your order is received on a day when the NYSE is closed or after it has closed, the order will receive the next offering price that is determined after your order is received and accepted. The Board of Directors may change the time as of which the Fund’s net asset value is calculated in response to new developments such as altered trading hours, or otherwise as permitted by the Securities and Exchange Commission.

The Fund determines the net asset value per Share on a regular business day by dividing the value of the Fund's net assets by the number of Shares that are outstanding. The aggregate net asset value is the value of the Fund’s assets minus its liabilities. To determine net asset value, the Fund's Board of Directors has established procedures to value the Fund's investments. The Fund’s assets are valued primarily on the basis of current market quotations. For securities for which market quotations are not readily available, the valuations are, in general, based on market value. The Sub-Adviser generally values securities held by the Fund for which an active secondary market exists (in the opinion of the Sub-Adviser) on the basis of market value, which may include valuations provided by a pricing service approved by the Board of Directors. The Board of Directors has adopted special “fair value” procedures for valuing investments for which market prices cannot be readily obtained or for which the market prices (in the opinion of the Sub-Adviser) are not reliable.

The Board of Directors has delegated the day-to-day responsibility for fair value determinations to the Sub-Adviser's Valuation Committee. Fair value determinations by the Sub-Adviser are subject to review, approval and ratification by the Board of Directors at its next scheduled meeting after the fair valuations are determined. In determining whether current market prices are readily available and reliable, the Sub-Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day) or events affecting securities markets (for example, a foreign securities market closes early because of a natural disaster). The Fund uses fair value pricing procedures to reflect what the Sub-Adviser and the Board of Directors believe to be more accurate values for the Fund's portfolio securities, although it may not always be able to accurately determine such values. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at the same time at which the Fund determines its net asset value per share.

If, after the close of the principal market on which a security held by the Fund is traded and before the time as of which the Fund's net asset values are calculated that day, an event occurs that the Sub-Adviser learns of and believes in the exercise of its judgment will cause a material change in the value of that security from the closing price of the security on the principal market on which it is traded, the Sub-Adviser will use its best judgment to determine a fair value for that security.

Because some foreign securities trade in markets and on exchanges that operate on days that are not regular business days, the value of some of the Fund's foreign investments might change on days when investors cannot buy or sell Shares.

(b) Purchase of Fund Shares

Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Fund may only be made by certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(c) Redemption of Fund Shares

You can sell (redeem) some or all of your Shares on any regular business day. Your Shares will be redeemed at the next net asset value calculated after your order is received and accepted by the Fund’s transfer agent. The proceeds of any redemption will be paid within seven days of the receipt and acceptance of the redemption order, except as otherwise permitted by the Investment Company Act or as provided by the Securities and Exchange Commission. Shares of the Fund may not be transferred.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not offer Shares of the Fund for sale to the general public. The Board anticipates that the Fund’s shareholders generally will invest on a long-term basis. Therefore, the Board has not adopted any procedures to address short-term trading in the Fund.

(f) Tax Consequences.

The Fund intends to operate as a partnership for Federal income tax purposes. Accordingly, the Fund will not be subject to any Federal income tax. Based upon the status of the Fund as a partnership, each investor will take into account its share of the Fund’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of an investor’s share of the Fund’s income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and regulations promulgated thereunder.

(g) Exchange-Traded Funds. Not applicable.

ITEM 12. Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

The Fund does not have multiple classes of shares.

Investments in the Fund may be made only by certain “accredited investors” within the meaning of Regulation D under the Securities Act. Such investors may include, from time to time, “feeder” funds or pooled investment vehicles that invest all of their assets in Shares of the Fund. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds. A feeder fund that invests in the Fund may retain the ability to discontinue its investment in the Fund in favor of another investment company or other investments in pursuit of its investment objective.

PART B

August 26, 2016

Oppenheimer Master International Value Fund, LLC

Item 14. Cover Page and Table of Contents.

This Statement of Additional Information is not a prospectus. This document contains additional information about the Fund, supplements information in and should be read together with the Prospectus dated August 26, 2016. A copy of this Registration Statement may be obtained by writing to OppenheimerFunds Services at P.O. Box 5270, Denver, Colorado 80217 or by calling OppenheimerFunds Services at (800) 645-2028.

Table of Contents

Fund History……………………………………………………..…………………………	27
Description of the Fund and its Investments and Risks……………………………………..	27
Management of the Fund……………………………………………………………………	65
Control Persons and Principal Holders of Securities………………………………………..	83
Investment Advisory and Other Services……………………………………………………	83
Portfolio Manager…………………………………………………………………………...	87
Brokerage Allocation and Other Practices………………………………………………….	89
Capital Stock and Other Securities…………………….……………………………………	92
Purchase, Redemption and Pricing of Shares……………………………………………	93
Taxation of the Fund………………………………………………………………………..	97
Underwriters…………………………………………………………………………………	98
Calculation of Performance Data……………………………………………………………	99
Financial Statements………………………………………………………………………...	99

Appendix A: Ratings Definitions…………………………………………………………..	A-1

Item 15. Fund History.

The Fund was organized as a Delaware limited liability company on January 10, 2008.

Item 16. Description of the Fund and Its Investments and Risks.

(a) Classification.

The Fund is a diversified, open-end, management investment company.

(b) Investment Strategies and Risks.

The Fund’s investment objective, principal investment strategies and the related risks are described in the Prospectus. The following information supplements and should be read in conjunction with Item 9 of the Fund’s Prospectus. In addition, this Statement of Additional Information (“SAI”) contains information about other investment strategies that the Fund’s sub-adviser, OppenheimerFunds, Inc. (the “Sub-Adviser”), may use in managing the Fund’s portfolio and the related risks. The composition of the Fund’s portfolio and the strategies that the Sub-Adviser may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment strategies described below in seeking its goal. It may use the investment strategies at some times or not at all.

Investments in Stocks and Other Equity Securities. The Fund focuses its investments primarily in common stocks of foreign companies, but it can invest in other equity securities. Equity securities include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock.

Securities of newer companies might offer greater opportunities for capital appreciation than securities of large, more established companies. However, these securities also involve greater risks than securities of more established companies.

The Fund does not limit its investments in equity securities to issuers having a market capitalization of a specified size or range, and therefore may invest in securities of small-, mid- and large-capitalization issuers. At times, the Fund may have substantial amounts of its assets invested in securities of issuers in one or more capitalization ranges, based upon the Manager’s use of its investment strategies and its judgment of where the best market opportunities are to seek the Fund’s objective. At times, the market may favor or disfavor securities of issuers of a particular capitalization range. Securities of small- or mid-capitalization issuers may be subject to greater price volatility in general than securities of larger companies. Therefore, if the Fund has substantial investments in smaller capitalization companies at times of market volatility, the Fund’s share price may fluctuate more than that of funds focusing on larger capitalization issuers.

Common Stock. Common stock represents an ownership interest in a company. It ranks below preferred stock and debt securities in claims for dividends and in claims for assets of the issuer in a liquidation or bankruptcy. Common stocks may be exchange-traded or over-the-counter securities. Over-the-counter securities may be less liquid than exchange-traded securities.

Risks of Investing in Stocks. Stocks fluctuate in price, and their short-term volatility at times may be great. To the extent that the Fund invests in equity securities, the value of the Fund's portfolio will be affected by changes in the stock markets. Market risk can affect the Fund's net asset value per share, which will fluctuate as the values of the Fund's portfolio securities change. The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry. The Fund can invest in securities of large companies and mid-cap companies, but may also buy stocks of small companies, which may have more volatile stock prices than large companies.

Preferred Stock. Preferred stock are equity securities that have a dividend rate payable from the company's earnings. Their stated dividend rate causes preferred stock to have some characteristics of debt securities. If interest rates rise, the fixed dividend on preferred stock may be less attractive and the price of those securities will likely decline. If interest rates fall, their price will likely increase.

Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require that all, or a portion of, any unpaid dividends must be paid before the issuer can pay dividends on its common stock. "Participating" preferred stock may be entitled to a larger dividend than the stated dividend in certain cases. "Auction rate" preferred stock has a dividend rate that is set by a Dutch auction process.

Preferred stock may have mandatory sinking fund provisions, as well as provisions for their call or redemption prior to maturity which can have a negative effect on their prices when interest rates fall.

Preferred stock do not constitute a liability of the issuer and therefore do not offer the same degree of capital protection or assured income as debt securities. Preferred stock generally rank ahead of common stock and behind debt securities in claims for dividends and for assets of the issuer in a liquidation or bankruptcy.

Rights and Warrants. Rights and warrants may be purchased directly or may be acquired as part of other securities. Warrants are options to purchase equity securities at a specific price during a specific period of time. The price of a warrant does not necessarily move parallel to the price of the underlying security and is generally more volatile than the price of the underlying security. Rights are similar to warrants, but normally have a shorter duration and are distributed directly by the issuer to its shareholders. The market for rights or warrants may be very limited and it may be difficult to sell them promptly at an acceptable price. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

The Fund can invest up to 5% of its total assets in rights and warrants, not including rights and warrants the Fund acquires as part of securities units or that are attached to other securities the Fund buys.

Convertible Securities. Convertible securities are debt securities or preferred stocks that are convertible into the issuer's common stock or other equity securities. While many convertible securities are considered to be mainly debt securities, certain convertible securities are regarded more as "equity equivalents" because of their conversion feature. The market value of a convertible security reflects both its "investment value," which is its expected income potential, and its "conversion value," which is its anticipated market value if it were converted. If its investment value exceeds its conversion value, the security will generally behave more like a debt security, and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If its conversion value exceeds its investment value, the security will generally behave more like an equity security. In that case, its price will tend to fluctuate with the price of the underlying common stock or other security.

Convertible debt securities, like other debt securities, are subject to credit risk and interest rate risk. Interest rate risk is the risk that when interest rates rise, the values of already-issued convertible debt securities generally fall. When interest rates fall, however, the values of already-issued convertible debt securities generally rise. Credit risk is the risk that the issuer of a security might not make principal or interest payments on the security when they are due. If the issuer fails to pay interest, the Fund's income might be reduced, and if the issuer fails to pay interest or repay principal, the value of the security might fall. The credit ratings of convertible securities generally have less impact on their price than the credit ratings of other debt securities. Convertible securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of an issuer's bankruptcy or liquidation.

For convertible securities that are considered to be "equity equivalents," their credit quality generally has less impact on the security's value than in the case of non-convertible debt securities. To determine whether convertible securities should be regarded as "equity equivalents," a number of factors may be considered,, including:

•	whether the convertible security can be exchanged for a fixed number of shares of common stock of the issuer or is subject to a "cap" or a conversion formula or other type of limit;
•	whether the convertible security can be exchanged at a time determined by the investor rather than by the issuer;
•	whether the issuer of the convertible securities has restated its earnings per share on a fully diluted basis (that is, as if all of the issuer's convertible securities were converted into common stock); and
•	the extent to which the convertible security may participate in any appreciation in the price of the issuer's common stock.

Convertible securities generally sell at a premium over the value of the common stock into which they could be converted. If the Fund buys a convertible security at a premium, and the underlying common stock does not appreciate as expected, the Fund might not realize a gain on the security or may experience a loss.

The conversion feature of convertible securities generally causes the market value of convertible securities to increase when the value of the underlying common stock increases, and to fall when the stock price falls. However, convertible securities generally do not have the same potential for capital appreciation as the underlying stock and may not experience the same decline when the price of the underlying common stock declines. Convertible securities usually only decline to a level called their "investment value," which is approximately the value of a similar non-convertible debt security.

Value Investing. A value investing approach seeks stocks and other equity securities that appear to be temporarily undervalued by various measures such as price/earnings ratios. Value investing looks for securities with low prices in relation to their real worth or future prospects in the hope that the prices will rise when other investors realize the intrinsic value of the securities.

Value investing uses research into an issuer's underlying financial condition and prospects to identify potential investments. Some of the criteria that may be used are:

•	Price/earnings ratio, which is a stock's price divided by its earnings (or its long-term earnings potential) per share. A stock that has a price/earnings ratio lower than its historical range, or lower than the market as a whole or than similar companies, may offer an attractive investment opportunity.
•	Price/book value ratio, which is the stock price divided by the book value per share of the company.
•	Dividend yield, which is measured by dividing the annual dividend by the stock price per share.
•	Asset valuation, which compares the stock price to the value of the company's underlying assets, including their projected value in the marketplace, their liquidation value and their intellectual property value.
•	Free Cash Flow Yield, which is an overall return evaluation ratio of a stock that standardizes the free cash flow per share a company is expected to earn against its market price per share.

Foreign Investing. The Fund invests primarily in "foreign securities." Foreign securities include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by foreign governments or by supra-national entities such as the World Bank, or by their agencies or instrumentalities. "Foreign securities" also include securities of companies that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad, even if those companies are located in the United States or organized under U.S. laws.

Foreign securities may be traded on foreign securities exchanges or in the foreign over-the-counter markets. The Fund also considers securities of foreign issuers that are represented by American Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets to be "foreign securities" for its investment allocation purposes.

Investing in foreign securities offers potential benefits that are not available from investing only in the securities of U.S. issuers. Those benefits include the opportunity to invest in foreign issuers that may offer growth potential, or to invest in countries with economic, business or market cycles that differ from those of the U.S.

The percentage of the Fund's assets that are allocated to issuers in a particular foreign country may vary over time depending on a number of factors including, for example: a country's balance of payments, growth of gross national product, natural resources, reliance on a particular industry or industries, rate of inflation, interest rates, economic self-sufficiency, rate of capital reinvestment, market conditions, currency value, international trading patterns, trade barriers, diplomatic developments, and social and political factors.

Foreign securities are often denominated in currencies other than the U.S. dollar, which means that changes in the currency exchange rate will affect the value of those securities. Generally, when the U.S. dollar increases in value against a foreign currency, a security denominated in that currency is worth less in U.S. dollars and when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency is worth more in U.S. dollars. The Fund must compute its net asset value and its income in U.S. dollars and a change in the dollar value of a foreign currency will generally result in a change in the Fund's net asset value or its investment income that is available for distribution to shareholders. Foreign currency losses that occur after the Fund has distributed income may result in the Fund's having made a distribution that was larger than its investment income during a particular fiscal period. In that case, the additional amount distributed would be classified as a return of capital to shareholders.

Risks of Foreign Investing. Investments in foreign securities present special risks and considerations not usually associated with investments in U.S. securities. Those may include:

•	a lack of public information about foreign issuers;
•	lower trading volume and less liquidity in foreign securities markets than in U.S. markets;
•	greater price volatility in foreign markets than in U.S. markets;
•	less government regulation of foreign issuers, exchanges and brokers than in the U.S.;
•	a lack of uniform accounting, auditing and financial reporting standards in foreign countries compared to those applicable to U.S. issuers;
•	fluctuations in the value of foreign investments due to changes in currency rates;
•	the expense of currency exchange transactions;
•	greater difficulties in pricing securities in foreign markets;
•	foreign government restrictions on investments by U.S. and other non-local entities;
•	higher brokerage commission rates than in the U.S.;
•	increased risks of delays in clearance and settlement of portfolio transactions;
•	unfavorable differences between the U.S. economy and some foreign economies;
•	greater difficulty in commencing and pursuing lawsuits or other legal remedies;
•	less regulation of foreign banks and securities depositories;
•	increased risks of loss of certificates for portfolio securities;
•	government restrictions on the repatriation of profits or capital or other currency control regulations;
•	the possibility in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments;
•	the reduction of income by foreign taxes; and
•	potential for time-zone arbitrage.

Foreign investments are often denominated in currencies other than the U.S. dollar, which means that changes in the currency exchange rate will affect the value of those securities. Generally, when the U.S. dollar increases in value against a foreign currency, a security denominated in that currency is worth less in U.S. dollars and when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency is worth more in U.S. dollars. The Fund must compute its net asset value and its income in U.S. dollars and a change in the dollar value of a foreign currency will generally result in a change in the Fund's net asset value or its investment income that is available for distribution to shareholders. Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the Fund will absorb the cost of currency fluctuations. Foreign currency losses that occur after the Fund has distributed income may result in the Fund having made a distribution that was larger than its investment income during a particular fiscal period. In that case, the additional amount distributed would be classified as a return of capital to shareholders.

In the past, government policies have discouraged investments in certain foreign countries through economic sanctions, trade restrictions, taxation or other government actions. It is possible that such policies could be implemented in the future.

Special Risks of Developing and Emerging Markets. Emerging and developing markets may offer special opportunities for investing but also have greater risks than more mature foreign markets. Emerging and developing market countries may be subject to greater political, social and economic instability; have high inflation rates; experience unfavorable diplomatic developments; have less liquid securities markets with greater price volatility; have additional delays in the settlement of securities transactions; impose exchange controls; impose differential taxes on foreign investors; have a higher possibility of confiscatory taxes or the expropriation of assets; impose restrictions on direct investments or investments in issuers in particular industries; and lack developed legal or regulatory systems.

Eurozone Investment Risks. The European Union (EU) is an economic and political union of most western European countries and a growing number of eastern European countries, each known as a member state. One of the key mandates of the EU is the establishment and administration of a common single market, consisting of, among other things, a single currency and a common trade policy. In order to pursue this goal, member states established the Economic and Monetary Union (EMU), which sets out different stages and commitments that member states need to follow to achieve greater economic and monetary policy coordination, including the adoption of a single currency, the euro. Many member states have adopted the euro as their currency and, as a result, are subject to the monetary policies of the European Central Bank (ECB).

The global economic crisis that began in 2008 has caused severe financial difficulties for many EU countries, pushing some EU countries to the brink of insolvency and causing others to experience recession, large public debt, restructuring of government debt, credit rating downgrades and an overall weakening of banking and financial sectors. Recovery from the crisis has been challenged by high unemployment and budget deficits as well as by weaknesses in sovereign debt issued by Greece, Spain, Portugal, the Republic of Ireland, Italy and other EU countries. The sovereign debt of several of these countries was downgraded in 2012 and many remain subject to further downgrades, which may have a negative effect on European and non-European banks that have significant exposure to sovereign debt. Since 2010, several countries, including Greece, Italy, Spain, the Republic of Ireland and Portugal, agreed to multi-year bailout loans from the ECB, the International Monetary Fund, and other institutions. To address budget deficits and public debt concerns, a number of European countries have imposed strict austerity measures and comprehensive financial and labor market reforms. In the wake of the crisis, EU countries will need to make economic and political decisions in order to restore economies to sustainable growth. While a number of initiatives have been instituted to strengthen regulation and supervision of financial markets in the EU, greater regulation is expected but the exact nature and effect of this regulation is still unknown.

Some EU countries may continue to be dependent on assistance from the ECB, the International Monetary Fund, or other governments and institutions. Such assistance could depend on a country's implementation of reforms or attainment of a certain level of performance. Failure by one or more EU countries to reach those objectives or an insufficient level of assistance could result in a deeper or prolonged economic downturn, which could have a significant adverse effect on the value of investments in European countries. By adopting the euro, a member country relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU and may be limited to some degree from implementing their own economic policies. The euro may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

Additionally, it is possible that EMU member countries could voluntarily abandon the euro or involuntarily be forced out of the euro, including by way of a partial or complete dissolution of the monetary union. The effects of such outcomes on the rest of the Eurozone and global markets as a whole are unpredictable, but are likely to be negative, including adversely impacted market values of Eurozone and various other securities and currencies, redenomination of certain securities into less valuable local currencies, and more volatile and illiquid markets. Under such circumstances, investments denominated in euros or replacement currencies may be difficult to value, the ability to operate an investment strategy in connection with euro-denominated securities may be significantly impaired and the value of euro-denominated investments may decline significantly and unpredictably. Furthermore, Britain’s intended departure from the EU, known as “Brexit,” may have significant political and financial consequences for Eurozone markets, including greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in the United Kingdom (“UK”). Uncertainty relating to the withdrawal procedures and timeline may have adverse effects on asset valuations and the renegotiation of current trade agreements, as well as an increase in financial regulation of UK banks. While the full impact of Brexit is unknown, market disruption in the EU and globally may have a negative effect on the value of the Fund’s investments.

Passive Foreign Investment Companies. Under U.S. tax laws, passive foreign investment companies ("PFICs") are those foreign corporations which generate primarily "passive" income. Passive income is defined as any income that is considered foreign personal holding company income under the Internal Revenue Code. For federal tax purposes, a foreign corporation is deemed to be a PFIC if 75% or more of its gross income during a fiscal year is passive income or if 50% or more of its assets during a taxable year are assets that produce, or are held to produce, passive income.

Foreign mutual funds are generally deemed to be PFICs, since nearly all of the income of a mutual fund is passive income. Foreign mutual funds’ investments may be used to gain exposure to the securities of companies in countries that limit or prohibit direct foreign investment; however, investments in foreign mutual funds by the Fund are subject to limits under the Investment Company Act.

Other types of foreign corporations may also be considered PFICs if their percentage of passive income or passive assets exceeds the limits described above. Unless the Fund makes an election with respect to its investment in a PFIC, which election may not always be possible, income from the disposition of a PFIC investment and from certain PFIC distributions may be subject to adverse tax treatment. The application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Fund itself to tax on certain income from PFIC shares. Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. Although every effort is made to ensure compliance with federal tax reporting requirements for these investments, foreign corporations that are PFICs for federal tax purposes may not always be recognized as such or may not provide the Fund with all information required to report, or make an election with respect to, such investment.

Additional risks of investing in other investment companies are described under "Investments in Other Investment Companies.".

Risks of Small- and Mid-Cap Companies. Small- and mid-cap companies may be either established or newer companies, including "unseasoned" companies that have been in operation for less than three years. While smaller companies might offer greater opportunities for gain than larger companies, they also may involve greater risk of loss. They may be more sensitive to changes in a company's earnings expectations and may experience more abrupt and erratic price movements. Smaller companies' securities often trade in lower volumes and in many instances, are traded over-the-counter or on a regional securities exchange, where the frequency and volume of trading is substantially less than is typical for securities of larger companies traded on national securities exchanges. Therefore, the securities of smaller companies may be subject to wider price fluctuations and it might be harder for the Fund to dispose of its holdings at an acceptable price when it wants to sell them. Small- and mid-cap companies may not have established markets for their products or services and may have fewer customers and product lines. They may have more limited access to financial resources and may not have the financial strength to sustain them through business downturns or adverse market conditions. Since small- and mid-cap companies typically reinvest a high proportion of their earnings in their business, they may not pay dividends for some time, particularly if they are newer companies. Smaller companies may have unseasoned management or less depth in management skill than larger, more established companies. They may be more reliant on the efforts of particular members of their management team and management changes may pose a greater risk to the success of the business. Securities of small, unseasoned companies may be particularly volatile, especially in the short term, and may have very limited liquidity. It may take a substantial period of time to realize a gain on an investment in a small- or mid-cap company, if any gain is realized at all.

Other Investment Techniques and Strategies. In seeking its investment objective, the Fund from time to time can employ the types of investment strategies and investments described below. The Fund is not required to use all of these strategies at all times, and at times may not use them.

Debt Securities. Although the Fund invests mainly in equity securities, it can also invest in bonds, debentures and other debt securities. It is not anticipated that a significant amount of the Fund's assets will be invested in debt securities. In general, debt securities are subject to the following risks:

The Fund normally does not intend to invest more than 10% of its total assets in debt securities.

  Interest Rate Risk. Interest rate risk refers to the fluctuations in value of a debt security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued debt securities and a decline in general interest rates will tend to increase their value. Debt securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. Variable rate debt securities pay interest based on an interest rate benchmark. When the benchmark rate changes, the interest payments on those securities may be reset at a higher or lower rate. Except for investments in variable rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of debt securities may, however, affect the value of Fund assets. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are at, or near, historic lows.
  Duration Risk. Duration risk is the risk that longer-duration debt securities are more likely to decline in price than shorter-duration debt securities, in a rising interest-rate environment. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.
  Credit Risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds. In making investments in debt securities, the investment adviser may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If securities the Fund buys are unrated, they may be assigned a rating by the investment adviser in categories similar to those of a rating organization. The Fund does not have investment policies establishing specific maturity ranges for the Fund's investments, and they may be within any maturity range (short, medium or long) depending on the investment adviser’s evaluation of investment opportunities available within the debt securities markets.
  Credit Spread Risk. Credit spread risk the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects lower-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of the Fund’s lower-rated and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.
  Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, repayments of principal on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security’s call date. Such a decision by the issuer could have the effect of lengthening the debt security’s expected maturity, making it more vulnerable to interest rate risk and reducing its market value.
  Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, the Fund may be required to reinvest the proceeds from a security’s sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.
  Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security’s expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. The Fund may need to reinvest the proceeds at a lower interest rate, reducing its income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If the Fund buys those securities at a premium, accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.
  Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are at or near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests, which may be triggered by market turmoil or an increase in interest rates, could cause the Fund to sell its holdings at a loss or at undesirable prices. Similarly, the prices of the Fund’s holdings could be adversely affected if an investment account managed similarly to that of the Fund were to experience significant redemptions and that account were required to sell its holdings at an inopportune time. The liquidity of an issuer’s securities may decrease as result of a decline in an issuer’s credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer’s cash outflows. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets. Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns may cause reduced liquidity in certain debt securities markets, reducing the willingness of some lenders to extend credit, and making it more difficult for borrowers to obtain financing on attractive terms (or at all).

Following the financial crisis, the Federal Reserve has sought to stabilize the economy by keeping the federal funds rate at or near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as "quantitative easing." As the Federal Reserve tapers its securities purchases pursuant to quantitative easing or raises the federal funds rate, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., “market making”) activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are at or near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Foreign Debt Securities. Foreign debt securities include securities issued by foreign governments and companies as well as by "supra-national" entities or their agencies or instrumentalities. Investment in the debt securities of a foreign government or its agencies and instrumentalities ("foreign sovereign debt") may involve a high degree of risk. Foreign sovereign debt obligations may or may not be supported by the full faith and credit of the foreign government. Because of political or economic constraints, the government entity that issued the debt security may not be willing or able to pay interest or repay principle when due. In such a situation, it may request rescheduling the debt or extending further loans to the entity. If a foreign government entity defaults on a debt obligation, there may be few or no legal remedies available for collecting the amounts due.

Risks of Below Investment-Grade Securities. Below-investment-grade securities (also referred to as "junk bonds") are those rated below investment grade by the S&P, Moody's, Fitch or other nationally recognized statistical rating organization or unrated securities the investment adviser believes are of comparable quality. The investment adviser continuously monitors the issuers of below-investment-grade securities held by the Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Fund so that it can meet redemption requests. While below-investment-grade securities generally may have a higher yield than securities rated in the investment-grade categories, they are subject to increased risks. Below-investment-grade securities are considered to be speculative with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade rated securities, especially during times of weakening economic conditions or rising interest rates. The major risks of below-investment-grade securities include:

▪	Prices of below-investment-grade securities are subject to extreme price fluctuations, even under normal market conditions. Negative economic developments may have a greater impact on the prices of below-investment-grade securities than on those of investment-grade securities. In addition, the market values of below-investment-grade securities tend to reflect individual issuer developments to a greater extent than do the market values of higher rated securities, which react primarily to fluctuations in the general level of interest rates.

▪	Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. The issuers of below-investment-grade securities may have more outstanding debt relative to their assets than issuers of higher-grade securities. Below-investment-grade securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. If the issuers experiences financial stress, it may not be able to pay interest and principal payments in a timely manner. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments or the unavailability of additional financing. In the event of a default of an issuer of a below-investment-grade security, the Fund may incur expenses to the extent necessary to seek recovery or to negotiate new terms.

▪	Below-investment-grade securities are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations, which could limit the Fund's ability to fully recover principal or to receive interest payments when senior securities are in default. As a result, investors in below-investment-grade securities have a lower degree of protection with respect to principal and interest payments than do investors in investment-grade securities.

▪	There may be less of a market for below-investment-grade securities and as a result they may be harder to sell at an acceptable price. Not all dealers maintain markets in all below-investment-grade securities. As a result, there is no established retail secondary market for many of these securities. The Fund anticipates that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for investment-grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its securities. Market quotations are generally available on many below-investment-grade securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. In addition, the trading volume for below-investment-grade securities is generally lower than that for investment-grade securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. Under certain economic and/or market conditions, the Fund may have difficulty disposing of certain below-investment-grade securities due to the limited number of investors in that sector of the market. When the secondary market for below-investment-grade securities becomes more illiquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value the Fund's securities and judgment plays a more important role in determining such valuations.

▪	Below-investment-grade securities frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. During times of falling interest rates, issuers of these securities are likely to redeem or prepay the securities and finance them with securities with a lower interest rate. To the extent an issuer is able to refinance the securities, or otherwise redeem them, the Fund may have to replace the securities with lower yielding securities, which could result in a lower return for the Fund.

▪	Below-investment-grade securities markets may also react strongly to adverse news about an issuer or the economy, or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. An increase in interest rates could severely disrupt the market for below-investment-grade securities. Additionally, below-investment-grade securities may be affected by legislative and regulatory developments. These developments could adversely affect a Fund's net asset value and investment practices, the secondary market for below-investment-grade securities, the financial condition of issuers of these securities and the value and liquidity of outstanding below-investment-grade securities, especially in a thinly traded market.

These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of below-investment-grade securities. Credit rating downgrades of a single issuer or related similar issuers whose securities the Fund holds in significant amounts could substantially and unexpectedly increase the Fund's exposure to below-investment-grade securities and the risks associated with them, especially liquidity and default risk.

While securities rated "Baa" by Moody's, "BBB" by S&P or Fitch, or the similar category by the investment adviser if an unrated security, are investment-grade, they may be subject to special risks and have some speculative characteristics.

Zero-Coupon and Stripped Securities. The Fund may buy zero-coupon, delayed-interest and "stripped" securities. Stripped securities are debt securities whose interest coupons are separated from the security and sold separately. The Fund can buy the following types of zero-coupon or stripped securities, among others: U.S. Treasury notes or bonds that have been stripped of their interest coupons, U.S. Treasury bills issued without interest coupons, and certificates representing an interest in stripped securities.

Zero-coupon securities do not make periodic interest payments and are sold at a discount from their face value. The buyer recognizes return from the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The amount of the discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. Unless there is an adverse change in the issuer's credit quality, the discount typically decreases as the maturity date approaches. Some zero-coupon securities convert to a security with a specified coupon rate at a predetermined date.

Because zero-coupon securities make no periodic interest payments, their effective interest rate is fixed at the time they are issued and their prices are generally more volatile than the prices of other debt securities. The value of zero-coupon and stripped securities may fall more sharply than the value of interest-paying securities when prevailing interest rates rise. When interest rates fall, zero-coupon and stripped securities tend to increase in value more rapidly because they have a fixed rate of return.

The Fund's investments in zero-coupon and stripped securities may require the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To satisfy those distribution requirements, the Fund may need to sell portfolio securities that it would otherwise continue to hold.

Investing in Small, Unseasoned Companies. These are companies that have typically been in operation for less than three years, including the operations of any predecessors. Because small, unseasoned companies may be less secure financially, they may rely on borrowing to a greater extent. In that case, they may be more susceptible to adverse changes in interest rates than larger, more established companies. Small, unseasoned companies may also offer fewer products and rely on fewer key personnel. Market or economic developments may have a significant impact on these companies and on the value of their securities. These companies may have a limited trading market and the prices of their securities may be volatile, which could make them difficult to sell in a short period of time at a reasonable price. If other investors that own the security are trading it at the same time, it may have a more significant effect on the security's price than that trading activity would have on the security price of a larger company. Securities of smaller, newer companies are also subject to greater risks of default than those of larger, more established issuers. These securities may be considered speculative and could increase overall portfolio risks.

Investing in Cyclical Opportunities. Although the Fund focuses on long-term growth, it might seek to take advantage of short-term market movements or events affecting particular issuers or industries by investing in companies that are sensitive to changes in the business cycle. For example, when the economy is expanding, companies in consumer durables and the technology sector might benefit. There is the risk that those securities might lose value if the business cycle becomes unfavorable to that issuer or industry or if the Sub-Adviser's expectations for favorable cyclical movement is not realized.

Repurchase Agreements. The Fund may acquire securities subject to repurchase agreements. Repurchase agreements may be acquired for temporary defensive purposes, to maintain liquidity to meet anticipated share redemptions, pending the investment of the proceeds from sales of shares, or pending the settlement of portfolio securities transactions. In a repurchase transaction, the purchaser buys a security from, and simultaneously resells it to, an approved institution for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved institutions include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. Institutions must meet credit requirements set by the investment adviser from time to time.

The majority of repurchase transactions run from day to day and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements that have a maturity beyond seven days are subject to limits on illiquid investments. There is no limit on the amount of assets that may be subject to repurchase agreements having maturities of seven days or less.

Repurchase agreements are considered "loans" under the Investment Company Act and are collateralized by the underlying security. Repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the institution fails to pay the repurchase price on the delivery date, there may be costs incurred in disposing of the collateral and losses if there is a delay in the ability to do so. The investment adviser will monitor the institution’s creditworthiness to confirm that it is financially sound and will continuously monitor the collateral's value.

Pursuant to an Exemptive Order issued by the Securities and Exchange Commission (the "SEC"), the Fund, along with the affiliated entities managed by the investment adviser or its affiliates, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days.

Illiquid and Restricted Securities. Generally, an illiquid asset is an asset that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the price at which it has been valued. Under the policies and procedures established by the Board, the investment adviser determines the liquidity of portfolio investments. The holdings of illiquid and restricted securities are monitored on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity. Among the types of illiquid securities are repurchase agreements maturing in more than seven days. Liquidity may dissipate at any time and there can be no assurance that the investment adviser’s liquidity determinations will be correct or that a reduction in liquidity will not occur between the time such determination is made and an event prompting the Fund to sell a security.

Restricted securities acquired through private placements have contractual restrictions on their public resale that might limit the ability to value or to dispose of the securities and might lower the price that could be realized on a sale. To sell a restricted security that is not registered under applicable securities laws, the security might need to be registered. The expense of registering restricted securities may be negotiated with the issuer at the time of purchase. If the securities must be registered in order to be sold, a significant period may elapse between the time the decision is made to sell the security and the time the security is registered. There is a risk of downward price fluctuation during that period.

Limitations that apply to purchases of restricted securities do not limit purchases of restricted securities that are eligible for sale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the investment adviser under the policies and procedures. Those guidelines take into account the trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, holdings of that security may be considered to be illiquid.

Borrowing and Leverage. The Fund can borrow from banks, as permitted by the Investment Company Act. The Fund also can borrow from banks and other lenders to meet redemption obligations or for temporary and emergency purposes. When the Fund borrows money for investment in other assets, it is using a speculative investment technique known as "leverage," and changes in the value of the Fund's investments will have a larger effect on its share price if the investments were acquired using leverage than if the Fund acquired assets without the use of leverage.

Under the Fund's investment policies, the Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption from that Act that applies to the Fund. Currently, under the Investment Company Act, a mutual fund may borrow only from banks (other than for emergency purposes) and the maximum amount it may borrow is up to one-third of its total assets (including the amount borrowed), less all liabilities and indebtedness other than borrowings, meaning that the value of those assets must be at least equal to 300% of the amount borrowed. If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce the amount of its borrowings within three days to meet the requirement. To do so, the Fund might have to sell a portion of its investments at a disadvantageous time and for a disadvantageous price.

The Fund may also borrow up to 5% of its total assets for temporary or emergency purposes from any lender, including a non-bank. Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

The Fund will pay interest and may pay other fees in connection with loans. Interest expense and the amount of any other fees incurred by the Fund in connection with loans will raise the overall expenses of the Fund and may reduce its returns. If the Fund does borrow, its expenses will usually be greater than comparable funds that do not borrow. Additionally, if the Fund does borrow the use of leverage will make the Fund's share prices more sensitive to changes in the value of its assets and thus might cause the Fund's net asset value per share to fluctuate more than that of funds that do not borrow. Finally, on the maturity date for any loan, the Fund must have sufficient cash available to pay back the lenders the amount borrowed.

Derivatives. The Fund can invest in a variety of derivative investments, including swaps, "structured" notes, convertible notes, options, forward contracts and futures contracts, to seek income or for hedging purposes. The use of derivatives requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Sub-Adviser uses a derivative instrument at the wrong time or judges market conditions incorrectly, the use of derivatives may reduce a Fund's return.

Although it is not obligated to do so, the Fund can use derivatives to hedge. The Fund can use hedging to attempt to protect against declines in the market value of the Fund’s portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons. The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.

Some of the hedging strategies the Fund can use are described below. The Fund may employ new hedging strategies when they are developed, if those investment methods are consistent with the Fund’s investment objectives and are permissible under applicable regulations governing the Fund.

• Futures. The Fund can buy and sell futures contracts that relate to (1) broadly-based stock indices (these are referred to as “stock index futures”), (2) an individual stock (“single stock futures”), (3) bond indices (these are referred to as “bond index futures”), (4) debt securities (these are referred to as “interest rate futures”), and (5) foreign currencies (these are referred to as “forward contracts”).

A broad-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the “futures broker”). Initial margin payments will be deposited with the Fund’s custodian bank in an account registered in the futures broker’s name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked-to-market (that is, its value on the Fund’s books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions, except forward contracts, are effected through a clearinghouse associated with the exchange on which the contracts are traded.

• Put and Call Options. The Fund can buy and sell exchange-traded and over-the-counter put options (“puts”) and call options (“calls”), including index options, securities options, currency options, and options on the other types of futures described above.

• Writing Call Options. The Fund may write (that is, sell) calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or the call may be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. Up to 25% of the Fund’s total assets may be subject to covered calls the Fund writes.

When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

When the Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specific multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

The Fund's custodian bank, or a securities depository acting for the Custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (i.e., the option is "in the money"”). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of the underlying security, unless the option is subject to a buy-back agreement with the executing broker.

To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a "closing purchase transaction." The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets as identified in the Fund's books. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the Fund’s hedging policies.

• Writing Put Options. The Fund may write (that is, sell) put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. A put must be covered by segregated liquid assets. The Fund will not write puts if, as a result, more than 50% of the Fund’s net assets would be required to be identified on the Fund’s books to cover such put options.

If the Fund writes a put, the put must be covered by liquid assets identified on the Fund’s books. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

As long as the Fund’s obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes.

• Purchasing Puts and Calls. The Fund can purchase calls to protect against the possibility that the Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

The Fund can buy puts whether or not it holds the underlying investment in its portfolio. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

Buying a put on an investment the Fund does not own (such as an index or future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund’s total assets.

• Buying and Selling Options on Foreign Currencies. Put and call options on foreign currencies include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or that are quoted by major recognized dealers in such options. The Fund can buy and sell exchange-traded and over-the-counter put options and call options on foreign currencies. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

If the investment adviser anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the investment adviser anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

• Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Fund uses a hedging instrument at the wrong time or if market conditions are judged incorrectly, hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments. The Fund’s option activities may increase Fund expenses.

The Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

An exchange traded option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used derivative instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

• Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. The Fund may also use "cross-hedging" where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When the Fund believes that foreign currency may suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

The Fund will cover its short positions in these cases by identifying on its books assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases a decision might be made to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

Swaps. A "swap" is a contract under which one party agrees to exchange an asset (for example, bushels of wheat) for another asset (cash) at a specified date or dates in the future. A one-period swap contract operates in a manner similar to a forward or futures contract because there is an agreement to swap an asset for cash at only one forward date. Swap transactions may also have more than one period and therefore more than one exchange of assets. If the term of a swap is for more than one period, the purchaser may make payments at an adjustable or "floating" rate. With a floating rate fee, the payments are based on a rate such as the London Interbank Offered Rate ("LIBOR"), and are adjusted each period. If the LIBOR or other reference rate increased over the term of the swap, the fee would increase at each swap reset date.

Swap transactions with certain counterparties may be entered into pursuant to master netting agreements. A master netting agreement provides that all swaps done between the parties shall be regarded as parts of an integral agreement. On any date, the amounts payable to or from each party in respect to one or more swap transactions in the same currency will be combined and the parties will receive or be obligated to pay the net amount. A master netting agreement may also provide that if a party defaults on one swap, the other party can terminate all of the swaps with that counterparty. If there is a default resulting in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each terminated swap (i.e., the mark-to-market value at the time of termination of each swap). The gains and losses on all swaps are netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination are generally referred to as "aggregation."

  Total Return Swaps. In a total return swap transaction, one party agrees to pay the other party an amount equal to the total return on a defined underlying asset or a non-asset reference during a specified period of time. The Fund will only enter into total return swaps if consistent with its fundamental investment objectives or policies and may not invest in such swaps with respect to more than 30% of the Fund’s total assets The Fund can enter into total return swaps to gain exposure to an overall market or an asset. In a total return swap, the Fund will receive the price appreciation (or depreciation) of an index, a portion of an index, an asset or a customized basket of assets in exchange for paying (or receiving) an agreed-upon fee.

Total return swaps can have the potential for unlimited losses. Total return swaps entail the risk that the counterparty might default on the contract. If the counterparty defaults, the Fund may lose any contractual payments that the Fund is entitled to. Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated.

• Swaption Transactions. The Fund may enter into a swaption transaction, which is a contract that grants the holder, in return for payment of the purchase price (the "premium") of the option, the right, but not the obligation, to enter into an interest rate swap at a preset rate within a specified period of time, with the writer of the contract. The writer of the contract receives the premium and bears the risk of unfavorable changes in the preset rate on the underlying interest rate swap. Unrealized gains/losses on swaptions are reflected in investment assets and investment liabilities in the Fund's statement of financial condition.

• Asset Coverage for Certain Investments and Trading Practices. A Fund will segregate with its custodian or otherwise designate on its books and records liquid assets in an amount the Fund believes to be adequate to ensure that it has sufficient liquid assets to meet its obligations under its derivatives contracts, or the Fund may engage in other measures to "cover" its obligations with respect to such transactions. Depending upon the contractual terms of the derivatives instrument, the customary settlement practice associated with the derivative instrument and the instrument's liquidity, among other things, the amounts that are segregated or designated may be based on the notional (or contract) amount of the derivative or on the daily mark-to-market obligation under the derivatives contract. These amounts may be reduced by amounts on deposit with the applicable broker or counterparty to the derivatives transaction. With respect to less liquid derivative instruments (or in other situations in which the Sub-Adviser believes it necessary), a Fund may segregate amounts in addition to the amounts described above. By segregating or designating liquid assets equal to only the mark-to-market obligation under a derivatives contract, a Fund will have the ability to utilize these instruments to a greater extent than if the Fund segregated or designated liquid assets equal to the full market value of the underlying asset or the notional (or contract) amount of the instrument.

In certain circumstances, a Fund may enter into an offsetting position rather than segregating or designating liquid assets (e.g., the Fund may "cover" a written put option with a purchased put option with the same or higher exercise price). Although the Sub-Adviser will attempt to ensure that a Fund has sufficient liquid assets to meet its obligations under its derivative contracts, it is possible that the Fund's liquid assets may be insufficient to support such obligations under its derivatives positions.

Segregating or designating a large percentage of the Fund's liquid assets could impede the Sub-Adviser's ability to manage the Fund's portfolio. A Fund may modify its asset segregation policies from time to time.

Regulatory Aspects of Certain Derivative and Hedging Instruments.

As a result of recent amendments to rules under the Commodity Exchange Act ("CEA") by the Commodity Futures Trading Commission ("CFTC"), the Manager must either operate within certain guidelines and restrictions with respect to the Fund's use of futures, options on such futures, commodity options and certain swaps, or be subject to registration with the CFTC as a "commodity pool operator" ("CPO") with respect to the Fund, and, upon the finalization of additional CFTC rules, be required to operate the Fund in compliance with certain disclosure, reporting, and recordkeeping requirements.

Previously, the CFTC permitted unlimited futures transactions and options thereon, so long as a fund had claimed an exclusion from registration as a CPO, and swap contracts were not formerly regulated by the CFTC. Under the amended rules, the investment adviser of a registered investment company may claim an exemption from registration as a CPO only if the registered investment company that it advises uses futures contracts, options on such futures, commodity options and certain swaps solely for "bona fide hedging purposes," or limits its use of such instruments for non-bona fide hedging purposes to certain de minimis amounts.

While the Manager will be registered as a CPO under the CEA, the Manager currently intends to limit and monitor, consistent with internal compliance procedures, the Fund's use of futures, options on such futures, commodity options and certain swaps in order to permit the Fund to continue to claim an exemption under the CFTC rules. As such, with respect to the management of the Fund, the Manager will not be subject to the disclosure, reporting and recordkeeping requirements under the CFTC rules.

Financial reform legislation enacted in 2010 that is currently being implemented imposes execution and clearing requirements on certain types of over-the-counter derivatives, among other things. In a cleared derivatives transaction, the Fund's ultimate counterparty is a central derivatives clearing organization, or clearing house, rather than a bank or broker. The Fund will enter into cleared derivatives transactions with an executing broker. Such transactions then will be submitted for clearing and, if cleared, will be held in accounts at regulated futures commission merchants that are members of central clearing house counterparties. In contrast to bilateral derivatives transactions, cleared derivatives transactions are submitted for clearing to central clearing house counterparties immediately following execution of the agreement. Central clearing house counterparties and the members of such clearing houses generally can require termination of existing cleared derivatives transactions at any time, and can also require increases in margin above the margin that was required at the beginning of a transaction.

The Fund is also subject to the risk that, after entering into a cleared derivatives transaction, no futures commission merchant or clearing house counterparty is willing or able to clear the transaction on the Fund's behalf. In such an event, the Fund is likely to have to pay a termination amount to the executing broker. Further, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund's futures commission merchant or the clearing house counterparty, because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of the futures commission merchant's customers. Also, the Fund is subject to the risk that the futures commission merchant will use the Fund's assets, which are held in an omnibus account with assets belonging to the futures commission merchant's other customers, to satisfy payment obligations of a defaulting customer of the futures commission merchant to the clearing house counterparty. In addition, futures commission merchants generally provide to the clearing house counterparty the net amount of variation margin required for cleared derivatives for all customers in the aggregate, rather than the gross amount for each customer. The Fund is therefore subject to the risk that a clearing house counterparty will not make variation margin payments owed to the Fund if another customer of the futures commission merchant has suffered a loss and is in default. In cleared derivatives transactions, the Fund is also required to post initial as well as variation margin, thus increasing the cost of transacting in this type of instrument.

The ultimate impact of the 2010 financial reform legislation and related regulations remains unclear. New regulations could, among other things, restrict a Fund's ability to engage in, or increase the cost to the Fund of, derivatives transactions.

• Tax Aspects of Certain Derivatives and Hedging Instruments.

Futures contracts, non-equity options and certain foreign currency exchange contracts are treated as "Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Internal Revenue Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are “marked-to-market,” and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax potentially applicable to the Fund and for other purposes under rules prescribed pursuant to the Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

Certain forward contracts may result in "straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized on those positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

1.	gains or losses attributable to fluctuations in exchange rates that occur between the time interest or other receivables are accrued or expenses or other liabilities denominated in a foreign currency are accrued and the time the Fund actually collects such receivables or pays such liabilities, and
2.	gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of investment income available for distribution to its shareholders.

Investment in Other Investment Companies. The Fund may invest in the securities of other investment companies. Investments in the securities of other investment companies can include open-end funds, closed-end funds, business development companies and unit investment trusts. Exchange-Traded Funds (“ETFs”), which are typically open-end funds or unit investment trusts, are listed on a stock exchange. These investments may provide a way to gain exposure to segments of the equity or fixed-income markets represented by the ETFs’ portfolio at times when it is not possible to buy those portfolio securities directly.

Investing in another investment company may involve paying a substantial premium above the value of that investment company’s portfolio securities. The Fund does not intend to invest in other investment companies unless the investment adviser believes that the potential benefits of an investment justify the expenses. As a shareholder of an investment company, the Fund would be subject to its ratable share of that company’s expenses, including its advisory and administration expenses. Investments in other investment companies are subject to limits set forth in the Investment Company Act.

Diversification. The Fund is a diversified fund which means the Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund’s total assets. The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities.

Cyber Security Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund may be prone to operational and informational security risks resulting from breaches in cyber security (“cyber-attacks”). A cyber-attack refers to both intentional and unintentional events that may cause a Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, gaining unauthorized access to systems, networks, or devices that are used to service the Fund’s operations through “hacking” or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Fund’s websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cyber security failures or breaches by the Fund’s affiliates or service providers, may cause disruptions and impact the business operations, potentially resulting in financial losses to both the Fund and shareholder, the inability of fund shareholders to transact business and the mutual funds to process transactions, inability to calculate the Fund’s net asset value, impediments to trading, violations of applicable privacy and other laws (including the release of private shareholder information), regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the investment adviser has policies and procedures (and risk management systems) designed to prevent or reduce the impact of such cyber-attacks, there are inherent limitations in such controls, systems and protocols, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. These cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value and may result in financial loss for Fund shareholders.

(c) Fund Policies.

■ What Are “Fundamental Policies?” The Fund has adopted policies and restrictions to govern its investments. Under the Investment Company Act, fundamental policies are those policies than can be changed only by the vote of a “majority” of the Fund’s outstanding voting securities, which is defined as the vote of the holders of the lesser of:

•	67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
•	more than 50% of the outstanding shares.

Policies described in the Prospectus or this SAI are “fundamental” only if they are identified as such. The Fund’s Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this SAI, as appropriate. The Fund’s most significant investment policies are described in the Prospectus.

■ Does the Fund Have Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund.

•	The Fund cannot make loans, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemptions may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund may not make any investment if, as a result, the Fund’s investments will be concentrated in any one industry, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities & Exchange Commission, its staff, or other authority with appropriate jurisdiction. For purposes of this concentration limitation, the Fund’s investment adviser may analyze the characteristics of a particular issuer and instrument and may assign an industry or sector classification consistent with those characteristics in the event that any third party classification provider that may be used by the investment adviser does not assign a classification.

•	The Fund cannot invest in real estate or commodities, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot underwrite securities of other issuers, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statutes, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot issue “senior securities,” except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

Notwithstanding the Fund’s investment policies and restrictions, the Fund may invest all or part of its investable assets in a management investment company with substantially the same investment objective, policies and restrictions as the Fund. This could allow creation of a “master/feeder” structure in the future, although the Fund has no current intention to restructure in this manner.

The following is only a brief summary of certain current limitations imposed on investment companies by the Investment Company Act and certain rules and interpretations thereunder, and is not a complete description of such limits. The discussion below is based on current law, regulations and administrative interpretations. Those laws, regulations and administrative interpretations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect.

The Investment Company Act prohibits a fund from issuing “senior securities,” which are generally defined as fund obligations that have a priority over the fund’s shares with respect to the payment of dividends or the distribution of fund assets, except that the fund may borrow money as described above.

Currently, under the Investment Company Act, and an OppenheimerFunds exemptive order, a fund may borrow only from banks and/or affiliated investment companies in an amount up to one-third of its total assets (including the amount borrowed less all liabilities and indebtedness other than borrowing), except that a fund may borrow up to 5% of its total assets from any person for temporary purposes. Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

Under the Investment Company Act, a fund currently cannot make any commitment as an underwriter, if immediately thereafter the amount of its outstanding underwriting commitments, plus the value of its investments in securities of issuers (other than investment companies) of which it owns more than ten percent of the outstanding voting securities, exceeds twenty-five percent of the value of the fund’s total assets, except to the extent that a fund may be considered an underwriter within the meaning of the Securities Act when reselling securities held in its own portfolio.

The Investment Company Act does not prohibit a fund from owning real estate, commodities or contracts related to commodities. The extent to which the Fund can invest in real estate and/or commodities or contracts related to commodities is set out in the investment strategies described in the Prospectus and this SAI.

Current SEC staff interpretations under the Investment Company Act prohibit a fund from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements.

The Investment Company Act does not define what constitutes “concentration” in an industry.  However, the SEC has taken the position that investment of more than 25% of a fund’s total assets in issuers in the same industry constitutes concentration in that industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities; however, securities issued by any one foreign government are considered to be part of a single “industry”. The Fund will consider, to the extent practicable, the concentration of the portfolio securities of any underlying investment companies in which it may invest when determining compliance with its concentration policy.

Unless the Prospectus or this SAI states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment (except in the case of borrowing and investments in illiquid securities). The Fund need not sell securities to meet the percentage limits of the investment increases in proportion to the size of the Fund.

Does the Fund Have Additional Restrictions That Are Not “Fundamental Policies”? The Fund has an additional operating policy that is not “fundamental,” and which can be changed by the Board of Directors without shareholder approval:

• The Fund cannot invest in the securities of other registered investment companies or registered unit investment trusts in reliance on sub-paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act.

For purposes of the Fund’s policy not to concentrate its investments as described above, the Fund has adopted classifications of industries and groups of related industries. These classifications are not fundamental policies.

(d) Temporary Defensive Position.

For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund’s principal investment strategies. Generally the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments described above or in other short-term U.S. government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

(e) Portfolio Turnover.

“Portfolio turnover” describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if the Fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Sub-Adviser is not limited in the amount of portfolio trading it may conduct on behalf of the Fund and will buy and sell securities as it deems appropriate.

The Fund’s portfolio turnover rate will fluctuate from year to year, and the Fund could have a portfolio turnover rate of more than 100% annually. Increased portfolio turnover creates higher brokerage and transaction costs for a Fund, which may reduce its overall performance. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable capital gains to shareholders, since a Fund will normally distribute all of its capital gains realized each year, to avoid fund-level income and excise taxes under the Internal Revenue Code. For the fiscal year ended April 30, 2016, the Fund's portfolio turnover rate was 84%.

(f) Disclosure of Portfolio Holdings.

While recognizing the importance of providing Fund shareholders with information about their Fund's investments and providing portfolio information to a variety of third parties to assist with the management, distribution and administrative processes, the need for transparency must be balanced against the risk that third parties who gain access to the Fund's portfolio holdings information could attempt to use that information to trade ahead of or against the Fund, which could negatively affect the prices the Fund is able to obtain in portfolio transactions or the availability of the securities that a portfolio manager is trading on the Fund's behalf.

The Fund, the Manager/Sub-Adviser, OppenheimerFunds Distributor, Inc. (the “Placement Agent”) and OFI Global Asset Management, Inc. and OppenheimerFunds Services (together, the “Transfer Agent”) have therefore adopted policies and procedures regarding the dissemination of information about the Fund's portfolio holdings by employees, officers and directors or trustees of the Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent. These policies are designed to assure that non-public information about the Fund's portfolio securities holdings is distributed only for a legitimate business purpose, and is done in a manner that (a) conforms to applicable laws and regulations and (b) is designed to prevent that information from being used in a way that could negatively affect the Fund's investment program or enable third parties to use that information in a manner that is harmful to the Fund. It is a violation of the Code of Ethics for any covered person to release holdings in contravention of the portfolio holdings disclosure policies and procedures adopted by the Fund.

Portfolio Holdings Disclosure Policies. The Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent and their affiliates and subsidiaries, employees, officers, and directors or trustees, shall neither solicit nor accept any compensation or other consideration (including any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Manager or any affiliated person of the Manager) in connection with the disclosure of the Fund's non-public portfolio holdings. The receipt of investment advisory fees or other fees and compensation paid to the Manager/Sub-Adviser and its subsidiaries pursuant to agreements approved by the Fund's Board shall not be deemed to be "compensation" or "consideration" for these purposes. Until publicly disclosed, the Fund's portfolio holdings are proprietary, confidential business information. After they are publicly disclosed, the Fund's portfolio holdings may be released in accordance with the Fund’s, the Manager’s/Sub-Adviser’s, the Placement Agent’s and the Transfer Agent’s policies and procedures regarding dissemination of information about the Fund’s portfolio holdings.

•	Public Disclosure. The Fund's portfolio holdings are made publicly available no later than 60 days after the close of each of the Fund's fiscal quarters in its annual and semi-annual reports to shareholders and in its Statements of Investments on Form N-Q. Those documents are publicly available at the SEC.

The Fund's portfolio holdings (which may include the Fund's entire portfolio or individual securities therein) may be released to the following categories of individuals or entities pursuant to ongoing arrangements, provided that such individual or entity either (1) has signed an agreement to keep such information confidential and will not use such information in any way that is detrimental to the Fund or (2) as a member of any service provider to the Funds or of their legal counsel, is subject to fiduciary obligations (a) not to disclose such information except in compliance with the Fund's policies and procedures and (b) not to trade for his or her personal account on the basis of such information. For the categories of individuals and entities described below that have ongoing arrangements to receive portfolio holdings information, such information may be furnished as often as appropriate for the purpose for which it is being provided, which may be as frequently as daily and often with no time lag between the date of the information and the date it is furnished.

•	Employees of the Fund's service providers who need to have access to such;
•	The Fund's independent registered public accounting firm;
•	Members of the Fund's Board and the Board's legal counsel;
•	The Fund's custodian bank;
•	The Fund’s financial printers;
•	A proxy voting service designated by the Fund and its Board;
•	Rating/ranking organizations (Lipper, Inc. and Morningstar, Inc.);
•	Portfolio pricing services retained by the Manager/Sub-Adviser to provide portfolio security prices;
•	Brokers and dealers for purposes of providing portfolio analytic services, in connection with portfolio transactions (purchases and sales), and to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund’s regular pricing services, or to obtain prices for inter-fund trades or similar transactions); and
•	Other service providers to the Fund, the Manager, the Sub-Adviser, the Placement Agent, and the Transfer Agent, including providers of index services and personal trading compliance services.

Month-end lists of the Fund's complete portfolio holdings may be disclosed for legitimate business reasons, no sooner than 5 business days after the relevant month end, pursuant to special requests and under limited circumstances discussed below, provided that:

•	The third-party recipient must first submit a request for release of Fund portfolio holdings, explaining the business reason for the request;
•	Senior officers in the Manager's/Sub-Adviser’s Investment Operations and Legal departments must approve the completed request for release of Fund portfolio holdings; and
•	Before receiving the data, the third-party recipient must sign the a portfolio holdings non-disclosure agreement, agreeing to keep confidential the information that is not publicly available regarding the Fund's holdings and agreeing not to use such information in any way that is detrimental to the Fund.

Portfolio holdings may be disclosed for legitimate business purposes to brokers and dealers for purposes of providing portfolio analytic services, in connection with portfolio transactions (purchases and sales), and to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund's regular pricing services). Portfolio holdings also may be disclosed for legitimate business purposes to consultants for pension plans that invest in Oppenheimer funds and sponsors of 401(k) plans that include Oppenheimer funds.

Portfolio holdings information (which may include information on the Fund's entire portfolio or individual securities therein) may be provided by senior officers of the Manager/Sub-Adviser or attorneys on the legal staff of the Manager/Sub-Adviser, Placement Agent, or Transfer Agent in the following circumstances:

•	Response to legal process in litigation matters, such as responses to subpoenas or in class action matters where the Fund may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant;
•	Response to regulatory requests for information (from the SEC, the Financial Industry Regulatory Authority ("FINRA"), state securities regulators, and/or foreign securities authorities, including without limitation requests for information in inspections or for position reporting purposes);
•	To potential sub-advisers of portfolios (pursuant to confidentiality agreements);
•	To consultants for retirement plans for plan sponsors/discussions at due diligence meetings (pursuant to confidentiality agreements); and
•	Investment bankers in connection with merger discussions (pursuant to confidentiality agreements).

Portfolio managers and analysts may, subject to the Manager's/Sub-Adviser’s policies on communications with the press and other media, discuss portfolio information in interviews with members of the media, or in due diligence or similar meetings with clients or prospective purchasers of Fund shares or their financial representatives.

The Fund's shareholders may, under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions), receive redemption proceeds of their Fund shares paid as pro rata shares of securities held in the Fund's portfolio. In such circumstances, disclosure of the Fund's portfolio holdings may be made to such shareholders.

Any permitted release of otherwise non-public portfolio holdings information must be in accordance with the then-current policy on approved methods for communicating confidential information.

The Chief Compliance Officer (the "CCO") of the Fund and the Manager/Sub-Adviser, Placement Agent, and Transfer Agent shall oversee the compliance by the Manager/Sub-Adviser, Placement Agent, Transfer Agent, and their personnel with these applicable policies and procedures. At least annually the CCO reports to the Fund's Board any material violation of these policies and procedures during the previous period and makes recommendations to the Board as to any amendments that the CCO believes are necessary and desirable to carry out or improve these policies and procedures.

The Sub-Adviser and the Fund have entered into ongoing arrangements, in addition to those described above, to make available information about the Fund's portfolio holdings. One or more of the Oppenheimer funds may currently disclose portfolio holdings information based on ongoing arrangements to the following parties:

Bloomberg L.P.	FactSet Research Systems Inc.	Sungard Investment Systems, LLC
Brown Brothers Harriman & Co.	MSCI Inc.	The Yield Book Inc.

Item 17. Management of the Fund.

(a) Management Information.

Directors and Officers of the Fund. Except for Mr. Steinmetz, each of the Directors is an Independent Director. All of the Directors are also directors or trustees of the following Oppenheimer funds (referred to as “New York Board Funds”):

Oppenheimer Capital Appreciation Fund	Oppenheimer Quest for Value Funds:
Oppenheimer Developing Markets Fund	Oppenheimer Fundamental Alternatives Fund
Oppenheimer Discovery Fund	Oppenheimer Global Allocation Fund
Oppenheimer Discovery Mid Cap Growth Fund	Oppenheimer Mid Cap Value Fund
Oppenheimer Dividend Opportunity Fund	Oppenheimer Real Estate Fund
Oppenheimer Emerging Markets Innovators Fund	Oppenheimer Rising Dividends Fund
Oppenheimer Equity Income Fund	Oppenheimer Rochester AMT-Free Municipal Fund
Oppenheimer Global Fund	Oppenheimer Rochester AMT-Free New York Municipal Fund
Oppenheimer Global Multi-Alternatives Fund	Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Global Multi-Asset Growth Fund	Oppenheimer Rochester California Municipal Fund
Oppenheimer Global Multi-Asset Income Fund	Oppenheimer Rochester Fund Municipals
Oppenheimer Global Multi Strategies Fund	Oppenheimer Rochester Intermediate Term Municipal Fund
Oppenheimer Global Opportunities Fund	Oppenheimer Rochester Limited Term California Municipal Fund
Oppenheimer Global Real Estate Fund	Oppenheimer Rochester Limited Term Municipal Fund
Oppenheimer Global Value Fund	Oppenheimer Rochester Limited Term New York Municipal Fund
Oppenheimer Gold & Special Minerals Fund	Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer International Diversified Fund	Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer International Growth Fund	Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer International Small-Mid Company Fund	Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer International Value Fund	Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Limited-Term Bond Fund	Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Macquarie Global Infrastructure Fund
Oppenheimer Rochester Short Term Municipal Fund
Money Market Funds:	Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Institutional Money Market Fund	Oppenheimer Series Fund:
Oppenheimer Money Market Fund	Oppenheimer Value Fund
Oppenheimer Multi-State Municipal Trust:	Oppenheimer Small Cap Value Fund
Oppenheimer Rochester High Yield Municipal Fund
Oppenheimer Rochester New Jersey Municipal Fund
Oppenheimer Rochester Pennsylvania Municipal Fund
Oppenheimer Portfolio Series Funds:
Active Allocation Fund
Conservative Investor Fund
Equity Investor Fund
Moderate Investor Fund

Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the other Oppenheimer funds at net asset value without sales charge. The sales charge on Class A shares is waived for that group because of the reduced sales efforts realized by the Placement Agent. Present or former officers, directors, trustees and employees (and their eligible family members) of the Fund, the Manager and its affiliates, its parent company and the subsidiaries of its parent company, and retirement plans established for the benefit of such individuals, are also permitted to purchase Class Y shares of the Oppenheimer funds that offer Class Y shares. Such purchases of Class A shares or Class Y shares are subject to the requirement to receive Fund documents electronically through eDocs Direct.

Below is a brief discussion of the specific experience, qualifications, attributes or skills of each Board member that led the Board to conclude that he or she should serve as a Trustee/Director of the Fund.

Each independent trustee/director has served on the Board for the number of years listed below, during the course of which he or she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Each Trustee's/Director's outside professional experience is outlined in the table of Biographical Information, below.

Messrs. Ayer, Edwards, Kennedy, Legg, O’Donnell, Petersen, Steinmetz, Sternhell and Yoder and Mss. Burley, LaFond, Lo Bessette, Miller, Picciotto and Sexton, who are officers of the Fund, hold the same offices with one or more of the other New York Board Funds. As of August 3, 2016, the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of shares of the Fund. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent of the New York Board Funds.

Biographical Information. The Directors and officers, their positions with the Fund, length of service in such position(s) and principal occupations and business affiliations during at least the past five years are listed in the charts below. The charts also include information about each Director’s beneficial share ownership in the Fund and in all of the registered investment companies that the Director oversees in the Oppenheimer family of funds (“Supervised Funds”). The address of each Independent Director in the chart below is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Director serves for an indefinite term, or until his or her resignation, retirement, death or removal.

Independent Directors
Name, Year of Birth, Position(s) Held with the Fund, Length of Service	Principal Occupation(s) During the Past 5 Years; Other Trusteeships/Directorships Held; Number of Portfolios in the Fund Complex Currently Overseen	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in Supervised Funds
As of December 31, 2015
Brian F. Wruble (1943) Chairman of the Board of Directors and Director since 2007	Governor and Vice Chairman of Community Foundation of the Florida Keys (non-profit) (since July 2012); Director of TCP Capital, Inc. (since November 2015); Chairman Emeritus and Trustee (since August 2011) of The Jackson Laboratory (non-profit); Member of Zurich Insurance Group's Investment Management Advisory Council (insurance) (since 2004); Treasurer (since 2007) and Trustee of the Institute for Advanced Study (non-profit educational institute) (since May 1992); Director of Special Value Opportunities Fund, LLC (registered investment company) (affiliate of the Sub-Adviser's parent company) (September 2004-June 2015); General Partner of Odyssey Partners, L.P. (hedge fund) (September 1995-December 2007); Special Limited Partner of Odyssey Investment Partners, LLC (private equity investment) (January 1999-September 2004). Mr. Wruble has served on the Boards of certain Oppenheimer funds since April 2001, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000

Beth Ann Brown* (1968) Director since 2016	Advisor, Board of Advisors of Caron Engineering Inc. (since December 2014); Independent Consultant (since September 2012); held the following positions at Columbia Management Investment Advisers LLC: Head of Intermediary Distribution (2008-2012), Managing Director, Strategic Relations (2005-2008), Managing Director, Head of National Accounts (2004-2005); Senior Vice President, National Account Manager (2002-2004), Senior Vice President, Key Account Manager (1999-2002) and Vice President, Key Account Manager (1996-1999) of Liberty Funds Distributor, Inc.; President and Director, of Acton Shapleigh Youth Conservation Corps (non -profit) (2012-2016); and Vice President and Director of Grahamtastic Connection (non -profit) (since May 2013). Ms. Brown has served on the Boards of certain Oppenheimer funds since January 2016, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 55 portfolios in the OppenheimerFunds complex.	N/A	N/A
Matthew P. Fink (1941) Director since 2008	Trustee of the Committee for Economic Development (policy research foundation) (2005-2011); Director of ICI Education Foundation (education foundation) (October 1991-August 2006); President of the Investment Company Institute (trade association) (October 1991-June 2004); Director of ICI Mutual Insurance Company (insurance company) (October 1991-June 2004); Author of The Rise of Mutual Funds: An Insider’s View published by Oxford University Press (second edition 2011). Mr. Fink has served on the Boards of certain Oppenheimer funds since January 2005, during which time he has become familiar with the Fund’s (and other Oppenheimer funds’) financial, accounting, regulatory and investment matters and has contributed to the Boards’ deliberations. Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Edmund P. Giambastiani, Jr. (1948) Director since 2013	Advisory Board Member of the Maxwell School of Citizenship and Public Affairs of Syracuse University (since April 2012); Director of Mercury Defense Systems Inc. (information technology) (August 2011-February 2013); Trustee of the U.S. Naval Academy Foundation Athletic & Scholarship Program (since November 2010); Advisory Board Member of the Massachusetts Institute of Technology Lincoln Laboratory (federally-funded research development center) (since May 2010); Director of The Boeing Company (aerospace and defense) (since October 2009); Trustee of MITRE Corporation (federally-funded research development center) (since September 2008); Independent Director of QinetiQ Group Plc (defense technology and security) (February 2008-August 2011); Chairman of Monster Worldwide, Inc. (on-line career services) (since March 2015), Director of Monster Worldwide, Inc. (on-line career services) (February 2008-June 2011); Lead Director (June 2011-March 2015); Chairman of Alenia North America, Inc. (military and defense products) (January 2008-October 2009); Director of SRA International, Inc. (information technology and services) (January 2008-July 2011); President of Giambastiani Group LLC (national security and energy consulting) (since October 2007); United States Navy, career nuclear submarine officer (June 1970-October 2007), Vice Chairman of the Joint Chiefs of Staff (2005-October 2007), Supreme Allied Commander of NATO Commander Transformation (2003-2005), Commander, U.S. Joint Forces Command (2002-2005). Since his retirement from the U.S. Navy in October 2007, Admiral Giambastiani has also served on numerous U.S. Government advisory boards, investigations and task forces for the Secretaries of Defense, State and Interior and the Central Intelligence Agency. He recently completed serving as a federal commissioner on the Military Compensation and Retirement Modernization Commission. Admiral Giambastiani has served on the Boards of certain Oppenheimer funds since February 2013, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Elizabeth Krentzman (1959) Director since 2014	Advisory Board Member of University of Florida Advisory Board, Washington, DC Alumni Group (since 2015); Advisory Board Member of the Securities and Exchange Commission Historical Society (since 2007); held the following positions at Deloitte & Touche LLP: Principal and Chief Regulatory Advisor for Asset Management Services (2007 - 2014) and U.S. Mutual Fund Leader (2011 - 2014); General Counsel of the Investment Company Institute (trade association) (June 2004 - April 2007); held the following positions at Deloitte & Touche LLP: National Director of the Investment Management Regulatory Consulting Practice (1997 - 2004), Principal (2003 - 2004), Director (1998 - 2003) and Senior Manager (1997 - 1998); Assistant Director of the Division of Investment Management - Office of Disclosure and Investment Adviser Regulation (1996 - 1997) and various positions with the Division of Investment Management – Office of Regulatory Policy (1991 - 1996) of the U.S. Securities and Exchange Commission; Associate at Ropes & Gray (1987 - 1991. Ms. Krentzman has served on the Boards of certain Oppenheimer funds since August 2014, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations.Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Mary F. Miller (1942) Director since 2008	Trustee of International House (not-for-profit) (since June 2007); Trustee of the American Symphony Orchestra (not-for-profit) (October 1998-November 2011); and Senior Vice President and General Auditor of American Express Company (financial services company) (July 1998-February 2003). Ms. Miller has served on the Boards of certain Oppenheimer funds since August 2004, during which time she has become familiar with the Fund’s (and other Oppenheimer funds’) financial, accounting, regulatory and investment matters and has contributed to the Boards’ deliberations.Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Joel W. Motley (1952) Director since 2008

Director of Greenwall Foundation (since October 2013); Member of Board and Investment Committee of The Greenwall Foundation (since April 2013); Member of the Vestry of Trinity Wall Street (since April 2012); Director of Southern Africa Legal Services Foundation (since March 2012); Board Member of Pulitzer Center for Crisis Reporting (non-profit journalism) (since March 2011); Managing Director of Public Capital Advisors, LLC (privately-held financial advisor) (since January 2006); Managing Director of Carmona Motley, Inc. (privately-held financial advisor) (since January 2002); Director of Columbia Equity Financial Corp. (privately-held financial advisor) (2002-2007); Managing Director of Carmona Motley Hoffman Inc. (privately-held financial advisor) (January 1998-December 2001); Member of the Finance and Budget Committee of the Council on Foreign Relations, Member of the Investment Committee and Board of Human Rights Watch (since July 2000) and Member of the Investment Committee and Board of Historic Hudson Valley (since February 2010). Mr. Motley has served on the Boards of certain Oppenheimer funds since October 2002, during which time he has become familiar with the Fund’s (and other Oppenheimer funds’) financial, accounting, regulatory and investment matters and has contributed to the Boards’ deliberations.

Oversees 55 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Joanne Pace (1958) Director since 2012	Advisory Board Director of Massey Quick and Company, LLC (since October 2014); Board Director of Horizon Blue Cross Blue Shield of New Jersey (since November 2012); Advisory Board Director of The Alberleen Group LLC (since March, 2012); Board Member (since January 2015), Board Member of 100 Women in Hedge Funds (non-profit) (since January 2015); Advisory Council Member of Morgan Stanley Children's Hospital (non-profit) (since May, 2012); Board Director of The Komera Project (non-profit) (since April, 2012); New York Advisory Board Director of Peace First (non-profit) (2010-2013); Senior Advisor of SECOR Asset Management, LP (2010-2011); Managing Director and Chief Operating Officer of Morgan Stanley Investment Management (2006-2010); Partner and Chief Operating Officer of FrontPoint Partners, LLC (hedge fund) (2005-2006); held the following positions at Credit Suisse: Managing Director (2003-2005); Global Head of Human Resources and member of Executive Board and Operating Committee (2004-2005), Global Head of Operations and Product Control (2003-2004); held the following positions at Morgan Stanley: Managing Director (1997-2003), Controller and Principal Accounting Officer (1999-2003); Chief Financial Officer (temporary assignment) for the Oversight Committee, Long Term Capital Management (1998-1999). Lead Independent Director and Chair of the Audit and Nominating Committee of The Global Chartist Fund, LLC of Oppenheimer Asset Management (2011-2012); Board Director of Managed Funds Association (2008-2010); Board Director of Morgan Stanley Foundation (2007-2010) and Investment Committee Chair (2008-2010). Ms. Pace has served on the Boards of certain Oppenheimer funds since November 2012, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Daniel Vandivort (1954) Director since 2014	Chairman and Lead Independent Director/Trustee (March 2010-September 2014), Chairman of the Audit Committee (March 2009-September 2014) and Director/Trustee (December 2008-September 2014) of the Board of Directors/Trustees of Value Line Funds; Trustee, Board of Trustees of Huntington Disease Foundation of America (since January 2015 and June 2007-December 2013): Trustee, Board of Trustees, RIM Retirement Savings Plan (2005-2007); President and Chief Investment Officer, Robeco Investment Management, formerly known as Weiss Peck and Greer (January 2005-June 2007); Member, Management Committee of Robeco Investment Management (2001-2007); Chairman and Trustee of the Board of Trustees of Weiss, Peck and Greer Funds (2004-2005); Managing Director and Head of Fixed Income, Weiss, Peck and Greer (November 1994-January 2005); Managing Director and Head of Fixed Income, CS First Boston Investment Management (January 1992-November 1994); Director, Global Product Development, First Boston Asset Management (November 1989 to January 1992); Vice President, Fixed Income Sales, First Boston Corp. (May 1984-November 1989). Mr. Vandivort has served on the Boards of certain Oppenheimer funds since 2014, during which time he has become familiar with the Fund’s (and other Oppenheimer funds’) financial, accounting, regulatory and investment matters and has contributed to the Boards’ deliberations.Oversees 55 portfolios in the OppenheimerFunds complex.	None	Over $100,000

* Ms. Brown became an Independent Trustee of the Fund and all New York Board Funds effective January 1, 2016.

Mr. Steinmetz is an "Interested Trustee" because he is affiliated with the Manager and the Sub-Adviser by virtue of his positions as Chairman and director of the Sub-Adviser and officer and director of the Manager. Both as a Trustee and as an officer, Mr. Steinmetz serves for an indefinite term, or until his resignation, retirement, death or removal. Mr. Steinmetz's address is 225 Liberty Street, New York, New York 10281-1008.

Interested Directors
Name, Position(s) Held with the Fund, Length of Service, Age	Principal Occupation(s) During the Past 5 Years; Other Trusteeships/Directorships Held; Number of Portfolios in the Fund Complex Currently Overseen	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in Supervised Funds
As of December 31, 2015

Arthur P. Steinmetz (1958) Director, President and Principal Executive Officer since 2015	Chairman of the Sub-Adviser (since January 2015); CEO and Chairman of the Manager (since July 2014), President of the Manager (since May 2013), a Director of the Manager (since January 2013), Director of the Sub-Adviser (since July 2014), President, Management Director and CEO of Oppenheimer Acquisition Corp. (the Sub-Adviser's parent holding company) (since July 2014), and President and Director of OFI SteelPath, Inc. (since January 2013). Chief Investment Officer of the OppenheimerFunds advisory entities from (January 2013-December 2013); Executive Vice President of the Manager (January 2013-May 2013); Chief Investment Officer of the Sub-Adviser (October 2010-December 2012); Chief Investment Officer, Fixed-Income, of the Sub-Adviser (April 2009-October 2010); Executive Vice President of the Sub-Adviser (October 2009-December 2012); Director of Fixed Income of the Sub-Adviser (January 2009-April 2009); and a Senior Vice President of the Sub-Adviser (March 1993-September 2009).Oversees 101 portfolios in the OppenheimerFunds complex.	None	Over $100,000

The addresses of the officers in the chart below are as follows: for Messrs. Ayer, Edwards, Steinmetz and Sternhell, and Mss. Lo Bessette, Picciotto and Sexton, 225 Liberty Street, New York, New York 10281-1008, for Messrs. Kennedy, Legg, O’Donnell, Petersen and Yoder and Mss. Burley, LaFond and Miller, 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each officer serves for an indefinite term or until his or her resignation, retirement, death or removal.

Other Officers of the Fund
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years	Portfolios Overseen in Fund Complex
James C. Ayer (1963) Vice President since 2013	Vice President of the Sub-Adviser (since February 2013). General Partner, Portfolio Manager at Tiedemann Investment Group (1996-2013). Portfolio manager on the Global Equity team at the Sub-Adviser (1992-1995).	2
Mary Ann Picciotto (1973) Chief Compliance Officer and Chief Anti-Money Laundering Officer since 2014

Senior Vice President and Chief Compliance Officer of the Manager (since March 2014); Chief Compliance Officer of the Sub-Adviser, OFI SteelPath, Inc., OFI Global Trust Company, OFI Global Institutional, Inc., Oppenheimer Real Asset Management, Inc., OFI Private Investments, Inc., Harborview Asset Management Corporation, Trinity Investment Management Corporation, and Shareholder Services, Inc. (since March 2014); Managing Director of Morgan Stanley Investment Management Inc. and certain of its various affiliated entities; Chief Compliance Officer of various Morgan Stanley Funds (May 2010-January 2014); Chief Compliance Officer of Morgan Stanley Investment Management Inc. (April 2007-January 2014).

		101
Jennifer Sexton (1969) Vice President and Chief Business Officer since 2014	Senior Vice President of OppenheimerFunds Distributor, Inc. (since June 2014); Vice President of OppenheimerFunds Distributor, Inc. (April 2006-June 2014); Vice President of the Sub-Adviser (January 1998-March 2006); Assistant Vice President of the Sub-Adviser (October 1991-December 1998).	101

Brian S. Petersen (1970) Treasurer and Principal Financial and Accounting Officer since 2016	Vice President of the Manager (since January 2013); Vice President of the Sub-Adviser (February 2007-December 2012); Assistant Vice President of the Sub-Adviser (August 2002-2007).	102
Julie Burley (1981) Assistant Treasurer since 2013	Vice President of the Manager (since October 2013). Previously held the following positions at Deloitte & Touche: Senior Manager (September 2010-October 2013), Manager (September 2008-August 2010), and Audit Senior (September 2005-August 2008).	101
James Kennedy (1958) Assistant Treasurer since 2011	Senior Vice President of the Manager (since January 2013); Senior Vice President of the Sub-Adviser (September 2006-December 2012).	101
Jan Miller (1963) Assistant Treasurer since 2013	Vice President of the Manager (since January 2014); Assistant Vice President of the Manager (January 2013-January 2014); Assistant Vice President of the Sub-Adviser (2005-December 2012); Assistant Vice President in the Sub-Adviser's Fund Accounting department (November 2004 to March 2006).	101
Mathew O'Donnell (1967) Assistant Treasurer since 2013	Vice President of the Manager (since January 2013); Vice President of the Sub-Adviser (January 2008-December 2012); Accounting Policy Director of the Sub-Adviser (May 2007-March 2012).	101
Cynthia Lo Bessette (1969) Secretary and Chief Legal Officer since 2016	Senior Vice President and Deputy General Counsel (March 2015-February 2016) and Executive Vice President, General Counsel and Secretary of the Manager (since February 2016); Chief Legal Officer of the Sub-Adviser and the Distributor (since February 2016); Vice President, General Counsel and Secretary of Oppenheimer Acquisition Corp. (since February 2016); General Counsel of OFI SteelPath, Inc., VTL Associates, LLC and Index Management Solutions, LLC (since February 2016); Chief Legal Officer of OFI Global Institutional, Inc., HarbourView Asset Management Corporation, OFI Global Trust Company, Oppenheimer Real Asset Management, Inc., OFI Private Investments Inc., Shareholder Services, Inc. and Trinity Investment Management Corporation (since February 2016); Vice President, Corporate Counsel (February 2012-March 2015) and Deputy Chief Legal Officer (April 2013-March 2015) of Jennison Associates LLC; Assistant General Counsel (April 2008-September 2009) and Deputy General Counsel (October 2009-February 2012) of Lord Abbett & Co. LLC.	102

Taylor V. Edwards (1967) Assistant Secretary since 2008	Vice President and Senior Counsel of the Manager (since January 2013); Vice President (February 2007-December 2012) and Senior Counsel (February 2012-December 2012) of the Sub-Adviser; Associate Counsel (May 2009-January 2012); Assistant Vice President (January 2006-January 2007) and Assistant Counsel (January 2006-April 2009) of the Sub-Adviser.	101
Randy G. Legg (1965) Assistant Secretary since 2008	Vice President and Senior Counsel of the Manager (since January 2013); Vice President (June 2005-December 2012) and Senior Counsel (March 2011-December 2012) of the Sub-Adviser; Associate Counsel (January 2007-March 2011) of the Sub-Adviser.	101
Michael J. Sternhell (1975) Assistant Secretary since 2016	Senior Vice President and Senior Counsel of the Manager (since February 2015); Vice President and Associate Counsel of the Manager (January 2013-January 2015); Vice President and Associate Counsel (June 2011-December 2012) of the Sub-Adviser.	101
John Yoder (1975) Assistant Secretary since 2016	Vice President and Assistant Counsel of the Manager (since January 2013); Vice President and Assistant Counsel (July 2011-December 2012) of the Sub-Adviser.	101

Gloria LaFond (1945) Blue Sky Officer since 2011	Assistant Vice President of the Manager (since January 2013); Assistant Vice President (January 2006-December 2012) of the Sub-Adviser.	101

(b) Board of Directors.

The Fund is governed by a Board of Directors, which is responsible for protecting the interests of shareholders under Delaware and Federal law. The Board is led by Brian F. Wruble, an independent director, who is not an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. The Board meets periodically throughout the year to oversee the Fund's activities, review its performance, oversee the potential conflicts that could affect the Fund, and review the actions of the Manager and Sub-Adviser. With respect to its oversight of risk, the Board, through its committees, relies on reports and information received from various parties, including the Manager, Sub-Adviser, and any Sub-Sub-Advisers, internal auditors, the Fund's Chief Compliance Officer, the Fund's outside auditors and Fund counsel. It is important to note that, despite the efforts of the Board and of the various parties that play a role in the oversight of risk, it is likely that not all risks will be identified or mitigated.

The Board has an Audit Committee, a Regulatory & Oversight Committee and a Governance Committee. Each Committee is comprised solely of Directors who are not "interested persons" under the Investment Company Act (the "Independent Directors"). The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because it allocates areas of responsibility among the committees in a manner that enhances the Board's oversight.

Prior to June 2013, Joanne Pace and Edmund P. Giambastiani, Jr. served as members of an Advisory Board that assisted the Board in its oversight. For purposes of the following disclosure, Ms. Pace and Admiral Giambastiani are identified as Trustees.

During the Fund's fiscal year ended April 30, 2016, the Audit Committee held 6 meetings, the Regulatory & Oversight Committee held 5 meetings and the Governance Committee held 4 meetings.

The members of the Audit Committee are Joanne Pace (Chairman), Elizabeth Krentzman, Mary F. Miller, Daniel Vandivort and Brian F. Wruble. The Audit Committee selects an independent registered public accounting firm (also referred to as the "Independent Auditors"). Other main functions of the Audit Committee outlined in the Audit Committee Charter, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund's Independent Auditors regarding the Fund's internal accounting procedures and controls; (iii) reviewing reports from the Manager's Internal Audit Department; (iv) maintaining a separate line of communication between the Fund's Independent Auditors and the Independent Trustees/Directors; (v) reviewing the independence of the Fund's Independent Auditors; and (vi) approving in advance the provision of any audit or non-audit services by the Fund's Independent Auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act, to the Fund, the Manager and certain affiliates of the Manager. The Audit Committee also reviews reports concerning the valuation of certain investments.

The members of the Regulatory & Oversight Committee are Elizabeth Krentzman (Chairman), Beth Ann Brown, Matthew P. Fink, Edmund P. Giambastiani, Jr., Joel W. Motley, Joanne Pace and Brian F. Wruble. The Regulatory & Oversight Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory, Sub-Advisory and any Sub-Sub-Advisory Agreements (if applicable, including any with a wholly-owned subsidiary), Distribution Agreements, Transfer Agency and Shareholder Service Agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law. The Regulatory & Oversight Committee also reviews reports from the Manager's Risk Management Department and Chief Compliance Officer among other duties as set forth in the Regulatory & Oversight Committee's Charter. These reports, and others concerning investment, operational and other risks to the Funds are shared with, and discussed by, the full Board.

The members of the Governance Committee are Joel W. Motley (Chairman), Beth Ann Brown, Matthew P. Fink, Edmund P. Giambastiani, Jr., Mary F. Miller, and Daniel Vandivort. The Governance Committee reviews the Fund's governance guidelines, the adequacy of the Fund's Codes of Ethics, and develops qualification criteria for Board members consistent with the Fund's governance guidelines, provides the Board with recommendations for voting portfolio securities held by the Fund, monitors the Fund's proxy voting, and coordinates with organizations representing the independent directors of mutual funds among other duties set forth in the Governance Committee's Charter.

The Governance Committee's functions also include the nomination of Trustees/Directors, including Independent Trustees/Directors, for election to the Board. The full Board elects new Trustees/Directors except for those instances when a shareholder vote is required.

The Governance Committee will consider nominees recommended by Independent Trustees/Directors or recommended by any other Board members including Board members affiliated with the Fund's Manager. The Governance Committee may consider the advice and recommendation of the Manager and its affiliates in selecting nominees, but need not do so. Upon Board approval, the Governance Committee may retain an executive search firm to assist in screening potential candidates and may also use the services of legal, financial, or other external counsel that it deems necessary or desirable in the screening process. To date, the Governance Committee has been able to identify from its own resources an ample number of qualified candidates. However, under the current policy of the Board, if the Board determines that a vacancy exists or is likely to exist, the Governance Committee will include candidates recommended by the Fund's shareholders in its consideration of nominees.

Shareholders wishing to submit a nominee for election to the Board may do so by mailing their submission to the offices of OppenheimerFunds, Inc., 225 Liberty Street, New York, New York 10281-1008, to the attention of the Board of Trustees/Directors of the applicable Fund, c/o the Secretary of the Fund. Submissions should, at a minimum, be accompanied by the following: (1) the name, address, and business, educational, and/or other pertinent background of the person being recommended; (2) a statement concerning whether the person is an "interested person" as defined in the Investment Company Act; (3) any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and (4) the name and address of the person submitting the recommendation and, if that person is a shareholder, the period for which that person held Fund shares. Shareholders should note that a person who owns securities issued by Massachusetts Mutual Life Insurance Company (the parent company of the Sub-Adviser) would be deemed an "interested person" under the Investment Company Act. In addition, certain other relationships with Massachusetts Mutual Life Insurance Company or its subsidiaries, with registered broker-dealers, or with the Funds' outside legal counsel may cause a person to be deemed an "interested person."

The Governance Committee has not established specific qualifications that it believes must be met by a nominee. In evaluating nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an "interested person" as defined in the Investment Company Act; and whether the individual would be deemed an "audit committee financial expert" within the meaning of applicable SEC rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement, and add to the diversity of, the background, skills, and experience of other Trustees/Directors, and will contribute to the Board's deliberations. There is no difference in the manner in which the Governance Committee evaluates a nominee based on whether the nominee is recommended by a shareholder. Candidates are expected to provide a mix of attributes, experience, perspective and skills necessary to effectively advance the interests of shareholders.

(c) Compensation.

Remuneration of the Officers and Directors. The officers and interested Directors of the Fund, who are associated with the Manager, receive no salary or fee from the Fund. The Independent Directors’ total compensation from the Fund and fund complex represents compensation for serving as a Director and member of a committee (if applicable) of the Boards of the Fund and other funds in the OppenheimerFunds complex during the calendar year ended December 31, 2015.

Name and Other Fund Position(s) (as applicable)	Aggregate Compensation From the Fund[1]	Total Compensation From the Fund and Fund Complex
	Fiscal Year Ended April 30, 2016	Year ended December 31, 2015
Brian F. Wruble Chairman of the Board, Audit Committee Member and Regulatory & Oversight Committee Member	$1,154[2]	$295,000

Beth Ann Brown[3] Regulatory & Oversight Committee Member and Governance Committee Member	$305	N/A
Matthew P. Fink Regulatory & Oversight Committee Member and Governance Committee Member	$961[4]	$255,000
Edmund P. Giambastiani, Jr. Regulatory & Oversight Committee Member and Governance Committee Member	$894	$230,000
Elizabeth Krentzman[4] Regulatory & Oversight Committee Chairman and Audit Committee Member	$930	$230,000
Mary F. Miller Audit Committee Member and Governance Committee Member	$894[5]	$230,000
Joel W. Motley Governance Committee Chairman and Regulatory & Oversight Committee Member	$996[6]	$255,000
Joanne Pace Audit Committee Chairman and Regulatory & Oversight Committee Member	$996	$248,750
Daniel Vandivort[7] Governance Committee Member and Audit Committee Member	$894	$210,625

1."Aggregate Compensation From the Fund" includes fees and amounts deferred under the "Compensation Deferral Plan" (described below), if any.

2. Includes $1,154 deferred by Mr. Wruble under the Compensation Deferral Plan.

3. Ms. Brown became an Independent Trustee of the Fund on January 1, 2016

4. Includes $480 deferred by Mr. Fink under the Compensation Deferral Plan.

5. Includes $447 deferred by Ms. Miller under the Compensation Deferral Plan.

6. Includes $50 deferred by Mr. Motley under the Compensation Deferral Plan.

Compensation Deferral Plan. The Board of Directors has adopted a Compensation Deferral Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from certain Funds. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the Director under the plan will be determined based on the amount of compensation deferred and the performance of the selected funds.

Deferral of the Directors' fees under the plan will not materially affect a Fund's assets, liabilities or net income per share. The plan will not obligate a fund to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the SEC, a fund may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Director's deferred compensation account.

(d) Sales Loads. Not applicable.

(e) Codes of Ethics.

The Fund, the Manager, the Sub-Adviser, and the Placement Agent have a Code of Ethics. It is designed to detect and prevent improper personal trading by portfolio managers and certain employees (“covered persons”) that could compete with or take advantage of the Fund’s portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and/or other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager, the Sub-Adviser and the Placement Agent.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the SEC. It can be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's website at www.sec.gov and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.

(f) Proxy Voting Policies.

Portfolio Proxy Voting.

The Fund has adopted Portfolio Proxy Voting Policies and Procedures, which include Proxy Voting Guidelines, under which the Fund votes proxies relating to securities held by the Fund ("portfolio proxies"). The Manager generally undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Fund. The Fund has retained an independent, third party proxy voting agent to vote portfolio proxies in accordance with the Fund's Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Manager's internal Proxy Voting Committee is responsible for monitoring the third party proxy voting agent.

The Portfolio Proxy Voting Policies and Procedures include provisions to address conflicts of interest that may arise between the Fund and the Manager or the Manager's affiliates or business relationships. Such a conflict of interest may arise, for example, where the Manager or an affiliate of the Manager manages or administers the assets of a pension plan or other investment account of the portfolio company soliciting the proxy or seeks to serve in that capacity. The Manager and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. Additionally, the Manager employs the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders:

If the proposal that gives rise to the conflict is specifically addressed in the Proxy Voting Guidelines, the Manager will vote the portfolio proxy in accordance with the Proxy Voting Guidelines.

•	If such proposal is not specifically addressed in the Proxy Voting Guidelines, or if the Proxy Voting Guidelines provide discretion to the Manager on how to vote (i.e., on a case-by-case basis), the Manager will vote in accordance with the third-party proxy voting agent's general recommended guidelines on the proposal provided that the Manager has reasonably determined that there is no conflict of interest on the part of the proxy voting agent.
•	With respect to such proposal where a portfolio manager has requested that the Manager vote (i) in a manner inconsistent with the Proxy Voting Guidelines, or (ii) if such proposal is not specifically addressed in the Proxy Voting Guidelines, in a manner inconsistent with the third-party proxy voting agent's general recommended guidelines, the Proxy Voting Committee may determine that such a request is in the best interests of the Fund (and, if applicable, its shareholders) and does not pose an actual material conflict of interest. In making its determination, the Proxy Voting Committee may consider, among other things, whether the portfolio manager is aware of the business relationship with the company, and/or is sufficiently independent from the business relationship, and to the Proxy Voting Committee's knowledge, whether the Manager has been contacted or influenced by the company in connection with the proposal.

If none of the previous procedures provides an appropriate voting recommendation, the Proxy Voting Committee may: (i) determine how to vote on the proposal; (ii) recommend that the Manager retain an independent fiduciary to advise the Manager on how to vote the proposal; or (iii) determine that voting on the particular proposal is impracticable and/or is outweighed by the cost of voting and direct the Manager to abstain from voting.

The Proxy Voting Guidelines' provisions with respect to certain routine and non-routine proxy proposals are summarized below:

•	The Fund evaluates director nominees on a case-by-case basis, examining the following factors, among others: composition of the board and key board committees, experience and qualifications, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, the nominee's investment in the company, and whether the company or nominee is targeted in connection with public "vote no" campaigns.
•	The Fund generally supports proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure.
•	The Fund generally supports proposals asking that a majority of directors be independent. The Fund generally supports proposals asking that a board audit, compensation, and/or nominating committee be composed exclusively of independent directors.
•	The Fund generally votes against shareholder proposals to require a company to nominate more candidates than the number of open board seats.
•	The Fund generally supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.
•	The Fund generally supports proposals to allow shareholders the ability to call special meetings.
•	The Fund generally votes for proposals that remove restrictions on or provide the right of shareholders to act by written consent independently of management taking into account the company's specific governance provisions including right to call special meetings, poison pills, vote standards, etc. on a case-by-case basis.
•	The Fund generally votes against proposals to create a new class of stock with superior voting rights.
•	The Fund generally votes against proposals to classify a board.
•	The Fund generally supports proposals to eliminate cumulative voting.
•	The Fund generally votes against proposals to establish a new board committee.
•	The Fund generally votes on management proposals seeking approval to exchange/reprice options on a case-by-case basis.
•	The Fund votes on qualified employee stock purchase plans on a case-by-case basis. The Fund generally supports non-qualified employee stock purchase plans that feature broad-based participation, limits on employee contribution, company matching up to 25%, and no discount on the stock price on the date of purchase.
•	The Fund generally supports transfer stock option ("TSO") programs, if executive officers and non-employee directors are excluded from participating, if stock options are purchased from third-party financial institutions at a discount to their fair value using option pricing models, and if there is a two-year minimum holding period for sale proceeds. The Fund generally votes against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders.
•	The Fund generally supports proposals to require majority voting for the election of directors.
•	The Fund generally supports proposals seeking additional disclosure of executive and director pay information.
•	The Fund generally supports proposals seeking disclosure regarding the company's, board's or committee's use of compensation consultants.
•	The Fund generally supports "pay-for-performance" and "pay-for-superior-performance standard" proposals that align a significant portion of total compensation of senior executives to company performance, and generally supports an annual frequency for advisory votes on executive compensation.
•	The Fund generally supports having shareholder votes on poison pills.
•	The Fund generally supports proposals calling for companies to adopt a policy of not providing tax gross-up payments.
•	The Fund votes case-by-case on bonus banking/bonus banking "plus" proposals.
•	The Fund generally supports proposals calling for companies to adopt a policy of obtaining shareholder approval for golden coffins/executive death benefits. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.
•	The Fund generally supports proposals to eliminate accelerated vesting of unvested equity awards to senior executives in the event of change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).
•	In the case of social, political and environmental responsibility issues, the Fund will generally abstain where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.
•	The Fund generally supports proposals that would clearly have a discernible positive impact on short- or long-term share value, or that would have a presently indiscernible impact on short- or long-term share value but promotes general long-term interests of the company and its shareholders.

The Fund is required to file Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.525.7048 and (ii) on the SEC's website at www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities.

(a) Control Persons.

As of August 3, 2016, Oppenheimer International Diversified Fund, a Delaware statutory trust, owned 99.98% of the outstanding Shares. Shareholders who beneficially own 25% or more of outstanding Shares may be in control of the Fund and may be able to affect the outcome of certain matters presented for a vote of shareholders.

(b) Principal Holders.

As of August 3, 2016 the only persons or entities who owned of record or were known by the Fund to own beneficially 5% or more of the Fund's outstanding shares were:

Oppenheimer International Diversified Fund, 6803 S. Tucson Way, Englewood, CO 80112-3924, which owned 519,827,067.71 Shares (99.98% of the Shares then outstanding.)

(c) Management Ownership.

As of August 3, 2016 the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of the shares of the Fund. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent of the New York Board Funds.

Item 19. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Fund’s Part A and Item 17 in this Part B.

(a) Investment Adviser.

The Manager is a wholly-owned subsidiary of OppenheimerFunds, Inc., the Sub-Adviser. The Sub-Adviser is wholly-owned by Oppenheimer Acquisition Corp., a holding company owned by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services organization.

The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager has retained the Sub-Adviser pursuant to a separate sub-advisory agreement described below, under which the Sub-Adviser chooses the Fund's investments and provides related advisory services to the Fund. Prior to January 1, 2013, OppenheimerFunds, Inc. was the Manager of the Fund.

The advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Board members, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.

The management fees paid by the Fund to the Manager during the last three fiscal years ended April 30, 2014, 2015, and 2016 were:

Fiscal Year ended April 30:	Management Fees Paid to the Manager

2014	$4,550,527
2015	$5,088,831
2016	$4,633,447

The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains in connection with matters to which the agreement relates.

The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name “Oppenheimer” in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name “Oppenheimer” as part of its name.

The Sub-Advisory Agreement. Under the sub-advisory agreement between the Manager and the Sub-Adviser, the Sub-Adviser shall regularly provide investment advice with respect to the Fund and invest and reinvest cash, securities, commodity interests and the property comprising the assets of the Fund. The Sub-Adviser selects securities and/or commodity interests for the Fund's portfolio and provides related advisory services. The portfolio manager(s) of the Fund is employed by the Sub-Adviser and is principally responsible for the provision of advisory services of the Fund's portfolio. Other members of the Sub-Adviser's investment teams provide the portfolio manager(s) with counsel and support in managing the Fund's portfolio.

Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of investment advisory services. The fee paid to the Sub-Adviser under the sub-advisory agreement is paid by the Manager, not by the Fund.

The sub-advisory agreement states that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Sub-Adviser shall not be liable to the Manager for any act or omission in the course of or connected with rendering services under the Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Pending Litigation. In 2009, several putative class action lawsuits were filed and later consolidated before the U.S. District Court for the District of Colorado against OppenheimerFunds, Inc., the Sub-Adviser ("OFI"), the Placement Agent and Oppenheimer Rochester California Municipal Fund, a fund advised by OFI Global Asset Management, Inc. and distributed by the Placement Agent (the “California Fund”) in connection with the investment performance of the California Fund. The plaintiffs asserted claims against OFI, the Placement Agent and certain present and former directors and officers of the California Fund under the federal securities laws, alleging, among other things, that the disclosure documents of the California Fund contained misrepresentations and omissions and the investment policies of the California Fund were not followed. Plaintiffs in the suit filed an amended complaint and defendants filed a motion to dismiss. In 2011, the court issued an order which granted in part and denied in part the defendants' motion to dismiss. In 2012, plaintiffs filed a motion, which defendants opposed, to certify a class and appoint class representatives and class counsel. In March 2015, the court granted plaintiffs' motion for class certification. In May 2015, the U.S. Court of Appeals for the Tenth Circuit vacated the class certification order and remanded the matter to the district court for further proceedings. . In October 2015, the district court reaffirmed its order and determined that the suit will proceed as a class action. In December 2015, the Tenth Circuit denied defendants’ petition to appeal the district court’s reaffirmed class certification order.

OFI and the Placement Agent believe the suit is without merit; that it is premature to render any opinion as to the likelihood of an outcome unfavorable to them in the suit; and that no estimate can yet be made as to the amount or range of any potential loss. Furthermore, OFI believes that the suit should not impair the ability of OFI or OFDI to perform their respective duties to the Fund and that the outcome of the suit should not have any material effect on the operations of any of the Oppenheimer funds.

(b) Principal Underwriter.

Under its Placement Agent’s Agreement with the Fund, the Placement Agent acts as the Fund’s principal underwriter in the continuous offering of the Fund’s shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Sub-Adviser.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties.

See Parts (a) and (b) of this Item 19.

(d) Service Agreements. Not applicable.

(e) Other Investment Advice. Not applicable.

(f) Dealer Reallowances. Not applicable.

(g) Rule 12b-1 Plans. Not applicable.

(h) Other Services Providers.

The Transfer Agent. OFI Global Asset Management, Inc. is the Fund's Transfer Agent. It serves as the Transfer Agent for a fee based on annual net assets. Shareholder Services, Inc., an affiliate of the Transfer Agent, doing business as OppenheimerFunds Services, is the Fund's Sub-Transfer Agent. OppenheimerFunds Services is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to OppenheimerFunds Services at the address and toll-free numbers listed above.

Under the Sub-Transfer Agency Agreement, the Transfer Agent pays the Sub-Transfer Agent an annual fee in monthly installments, equal to a percentage of the transfer agent fee collected by the Transfer Agent from the Fund, which shall be calculated after any applicable fee waivers. The fee paid to the Sub-Transfer Agent is paid by the Transfer Agent, not by the Fund.

The Custodian. Brown Brothers Harriman & Co. (BBH) is the custodian of the Fund's cash balances and portfolio securities, except affiliated mutual fund shares. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. As a bank regulated by the New York State Banking Department, BBH is not an FDIC insured bank. As such, the Fund's cash balances with BBH are not protected by the Federal Deposit Insurance Corporation ("FDIC"). Those uninsured balances at times may be substantial. The Sub-Transfer Agent records the Fund’s positions in affiliated mutual fund shares that may be held by the Fund.

Independent Registered Public Accounting Firm. KPMG LLP serves as the independent registered public accounting firm for the Fund. KPMG LLP audits the Fund's financial statements and performs other related audit and tax services. KPMG LLP also acts as the independent registered public accounting firm for the Manager, the Sub-Adviser and certain other funds advised by the Manager and its affiliates. Audit and non-audit services provided by KPMG LLP to the Fund must be pre-approved by the Audit Committee.

Item 20. Portfolio Manager.

(a) Other Accounts Managed.

In addition to managing the Fund’s investment portfolio, Mr. Ayer also manages other investment portfolios and other accounts on behalf of the Sub-Adviser or its affiliates. The following table provides information regarding those portfolios and accounts as of April 30, 2016. No portfolio or account has an advisory fee based on performance:

Portfolio Manager	Registered Investment Companies Managed	Total Assets in Registered Investment Companies Managed[1]	Other Pooled Investment Vehicles Managed	Total Assets in Other Pooled Investment Vehicles Managed	Other Accounts Managed	Total Assets in Other Accounts Managed[2]
James C. Ayer	1	$946.69	0	0	0	0

1. In millions.

2. Does not include personal accounts of the portfolio manager and his family, which are subject to the Code of Ethics.

As indicated above, a portfolio manager may also manage other funds and accounts. At different times, a portfolio manager may manage other funds or accounts with investment objectives and strategies similar to, or different from, those of the Fund. At times, those responsibilities could potentially conflict with the interests of the Fund. That may occur whether the investment objectives and strategies of the other funds and accounts are the same as, or different from, the Fund's investment objectives and strategies. For example, a portfolio manager may need to allocate investment opportunities between the Fund and another fund or account having similar objectives or strategies, or may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by the Fund. Not all funds and accounts advised by the Sub-Adviser have the same management fee. If the management fee structure of another fund or account is more advantageous to the Sub-Adviser than the fee structure of the Fund, the Sub-Adviser could have an incentive to favor the other fund or account. However, the Sub-Adviser's compliance procedures and Code of Ethics recognize the Sub-Adviser's obligation to treat all of its clients, including the Fund, fairly and equitably, and are designed to preclude a portfolio manager from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.

(b) Compensation.

Portfolio managers are employed and compensated by the Sub-Adviser or an affiliate, not by the Fund. Under the compensation program for portfolio managers and portfolio analysts, compensation is based primarily on the relative investment performance results of the funds or accounts they manage, rather than on the financial success of the Sub-Adviser. This is intended to align the interests of the portfolio managers and analysts with the success of the funds and accounts of their shareholders. The compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. A portfolio manager's compensation is not directly based on the total value of assets they manage; however, higher total compensation potential is likely to align with greater assets under management. The compensation structure is intended to be internally and externally equitable and serve to reduce potential conflicts of interest arising from a portfolio manager's responsibilities managing different funds or accounts.

Portfolio manager compensation generally consists of three components: a base salary, an annual bonus, and eligibility to participate in long-term awards. In general, the average proportion of total compensation among these three components is as follows: base salary is 15%, annual bonus is 65%, and long-term awards are 20%.

The base pay component for each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions.

The annual bonus is calculated based on two factors: a formulaic performance portion and a discretionary portion. In general, the formulaic performance portion is a much larger part of the annual bonus than the discretionary portion. The formulaic performance portion of the annual bonus is measured against the one, three and five year performance, or performance since inception, as applicable, of the fund(s) relative to an appropriate Morningstar peer group category selected by senior management. Performance is measured on a pre-tax basis. The compensation structure is weighted towards long-term performance of the funds, with one year performance weighted at 20%, three year performance rated at 30%, and five year performance weighted at 50%. This formula has the effect of rewarding consistently above median performance, which best aligns the interests of the portfolio manager and the shareholder. Below median performance in all three periods results in an extremely low, and in some cases no, formulaic performance based bonus.

The discretionary portion of the annual bonus is determined by senior management of the Sub-Adviser and is based on a number of factors, including management quality (such as style consistency, risk management, sector coverage, team leadership and coaching), contributions to marketing efforts and organizational development.

Finally, the long-term award component consists of grants in the form of appreciation rights in regard to the common stock of the Sub-Adviser's holding company parent, restricted shares of such common stock, as well as deferred cash investments in the fund(s) managed by a portfolio manager. Portfolio managers must elect to receive between 20% and 50% of their long-term award component in the form of a deferred cash award indexed to the portfolio(s) andfund(s) managed. These awards settle in cash at the end of a three-year vesting period. Through this long-term award component, the interests of portfolio managers are further aligned with those of fund shareholders.

The compensation structure of other funds and/or accounts managed by a portfolio manager, if any, is generally the same as the compensation structure described above. A portfolio manager's compensation with regard to other portfolios may be based on the performance of those portfolios compared to a peer group category that may be different from that described below.

The peer group category for the portfolio manager with respect to the Fund is Morningstar – Foreign Large Blend.

(c) Ownership of Securities.

As of April 30, 2016, the Portfolio Manager did not beneficially own any shares of the Fund.

Item 21. Brokerage Allocations and Other Practices.

(a) Brokerage Transactions.

Brokerage Provisions of the Investment Advisory Agreement and Sub-Advisory Agreement.

One of the duties of the Sub-Adviser under the sub-advisory agreement is to arrange the portfolio transactions for the Fund. The sub-advisory agreement contains provisions relating to the employment of broker-dealers for that purpose. The sub-advisory agreement authorizes the Sub-Adviser to employ broker-dealers, including "affiliated brokers," as that term is defined in the Investment Company Act, that the Sub-Adviser thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain the "best execution" of the Fund's portfolio transactions. "Best execution" means executing trades in a manner such that the total costs or proceeds are the most favorable under the circumstances. Some of the circumstances that may influence this decision are: cost (brokerage commission or dealer spread), size of order, difficulty of order, and the firm's ability to provide prompt and reliable execution.

The Sub-Adviser need not seek competitive commission bidding. However, the Sub-Adviser is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board. The Fund is not required to pay the lowest available commission. Under the investment advisory and sub-advisory agreements, in choosing brokers to execute portfolio transactions for the Fund, the Manager and the Sub-Adviser may select brokers (other than affiliates) that provide both brokerage and research services to the Fund. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager or the Sub-Adviser makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

Brokerage Practices Followed by the Sub-Adviser. The Sub-Adviser allocates brokerage for the Fund subject to the provisions of the sub-advisory agreement and other applicable rules and procedures described below.

The Sub-Adviser's portfolio traders allocate brokerage based upon recommendations from the Sub-Adviser's portfolio managers, together with the portfolio traders' judgment as to the execution capability of the broker or dealer. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Sub-Adviser's executive officers supervise the allocation of brokerage.

Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions that are available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions executed in the secondary market. Otherwise, brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

Other accounts advised by the Sub-Adviser have investment policies similar to those of the Fund. Those other accounts may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. When possible, the Sub-Adviser tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Sub-Adviser or its affiliates. If two or more accounts advised by the Sub-Adviser purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the fund's shares by (1) directing to that broker or dealer any of the fund's portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the fund's portfolio transactions, that were effected by another broker or dealer (these latter arrangements are considered to be a type of "step-out" transaction). In other words, a fund and its investment adviser cannot use the fund's brokerage for the purpose of rewarding broker-dealers for selling a fund's shares.

However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager and the Sub-Adviser have adopted procedures (and the Fund's Board has approved those procedures) that permit the Fund to execute portfolio securities transactions through brokers or dealers that also promote or sell shares of the Fund, subject to the "best execution" considerations discussed above. Those procedures are designed to prevent: (1) the Sub-Adviser s personnel who effect the Fund's portfolio transactions from taking into account a broker's or dealer's promotion or sales of the Fund shares when allocating the Fund's portfolio transactions, and (2) the Fund, the Manager, the Sub-Adviser and the Placement Agent from entering into agreements or understandings under which the Sub-Adviser directs or is expected to direct the Fund's brokerage directly, or through a "step-out" arrangement, to any broker or dealer in consideration of that broker's or dealer's promotion or sale of the Fund's shares or the shares of any of the other Oppenheimer funds.

The investment advisory agreement and sub-advisory agreement permit the Manager and the Sub-Adviser to allocate brokerage for research services. The research services provided by a particular broker may be useful both to the Fund and to one or more of the other accounts advised by the Manager or its affiliates. Investment research may be supplied to the Manager or Sub-Adviser by the broker through which trades are placed or by a third party at the instance of the broker.

Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists the Manager or Sub-Adviser in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager or Sub-Adviser in the investment decision-making process may be paid in commission dollars.

Although the Manager and Sub-Adviser currently do not do so, the Board may permit the Manager and Sub-Adviser to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager or Sub-Adviser that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board may also permit the Manager and Sub-Adviser to use commissions on fixed-price offerings to obtain research in the same manner as is permitted for agency transactions.

The research services provided by brokers broaden the scope and supplement the research activities of the Manager and Sub-Adviser. That research provides additional views and comparisons for consideration, and helps the Manager and Sub-Adviser to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Manager and Sub-Adviser provide information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's and Sub-Adviser’s representation that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal years ended April 30, 2014, 2015, and 2016 the Fund paid the total brokerage commissions indicated in the chart below. During the fiscal year ended April 30, 2016, the Fund paid $990,474 in commissions to firms that provide brokerage and research services to the Fund with respect to $830,835,892 of aggregate portfolio transactions. All such transactions were on a "best execution" basis, as described above. The provision of research services was not necessarily a factor in the placement of all such transactions.

Fiscal Year Ended April 30,	Total Brokerage Commissions Paid by the Fund*

2014	$1,273,314
2015	$1,055,895
2016	$1,006,064
*	Amounts do not include spreads or commissions on principal transactions on a net trade basis.

(b) Commissions. Not applicable.

(c) Brokerage Selection.

See Part (a) of this Item 21 above.

(d) Directed Brokerage.

See Part (a) of this Item 21 above.

(e) Regular Broker-Dealers. If the Fund has acquired during its most recent fiscal year, securities of its regular brokers or dealers as defined in Rule 10b-1 under the Investment Company Act or of their parents, the following table identifies those regular brokers or dealers or their parents that derived more than 15% of their gross revenues from the business of a broker, a dealer, an underwriter, or an investment adviser as of the fiscal year ended April 30, 2016:

Name of Regular Broker or Dealer or Parent of Regular Broker or Dealer	Aggregate Holdings of the securities of the Issuer as of the Fiscal Year Ended April 30, 2016
Barclays Capital Inc.	$7.55
UBS Investment Bank	$4,422,484.35

Item 22. Capital Stock and Other Securities.

(a) Capital Stock.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Fund’s Part A. Under the Fund’s Limited Liability Company Agreement, the Directors are authorized to issue shares. Investors are entitled to participate equally in accordance with their pro rata interest in the assets of the Fund. Upon liquidation or dissolution, investors are entitled to share in proportion to their investment in the Fund’s net assets available for distribution to investors. Interests in the Fund have no preference, preemptive, conversion or similar rights and when issued will be fully paid and nonassessable. Investments in the Fund generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Fund. Investors in the Fund do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Fund may elect all of the Directors if they choose to do so and in such event the other investors in the Fund would not be able to elect any Director. The Fund is not required and has no current intention to hold annual meetings of investors but the Fund will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote or when required by the Investment Company Act.

Shareholders have the right, upon a vote or declaration in writing of two-thirds of the outstanding shares of the Fund, to remove a Director or, subject to the applicable vote, to take other action described in the Fund’s Limited Liability Company Agreement. The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares. If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders regarding a proposal to remove a Director, the Directors will then either make the Fund’s shareholder list available to the applicants or mail their communication to all other shareholders at the applicants’ expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund’s outstanding shares. The Directors may also take other action as permitted by the Investment Company Act.

The Fund’s Limited Liability Company Agreement contains an express disclaimer of shareholder or Director liability for the Fund’s obligations. The Fund’s contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Limited Liability Company Agreement to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. It also provides for indemnification and reimbursement of expenses out of the Fund’s property for any shareholder held personally liable for its obligations. The Limited Liability Company Agreement also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.

(b) Other Securities. Not applicable.

Item 23. Purchase, Redemption, and Pricing of Shares.

The following information supplements and should be read in conjunction with Item 11 in Part A of this Registration Statement.

(a) Purchase of Shares.

Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Fund may only be made by certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price.

Determination of Net Asset Value Per Share. The net asset value, or “NAV”, per share of shares of the Fund is determined by dividing the value of the Fund's net assets by the number of shares that are outstanding. The NAV is determined as of 4:00 p.m., Eastern time, on each day that the New York Stock Exchange (the “NYSE”) is open, except in the case of a NYSE scheduled early closing, in which case the Fund will calculate the net asset value of each class of shares as of the NYSE scheduled early closing time (the “Valuation Time”). The NYSE's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Martin Luther King, Jr. Day, Washington’s Birthday (Presidents' Day), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

Dealers other than NYSE members may conduct trading in certain securities on days that the NYSE is closed (including weekends and holidays) or after 4:00 p.m. on a regular business day. Because the Fund's net asset value will not be calculated on those days, the Fund's net asset value per share may be significantly affected on days when shareholders may not purchase or redeem shares. Additionally, trading on many foreign stock exchanges and over-the-counter markets normally is completed before the Valuation Time.

Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the close of the principal market on which a security is traded, but before the Valuation Time, will not be reflected in the Fund's calculation of its net asset value that day unless the investment adviser learns of the event and determines that the event is likely to cause a material change in the value of the security. Additionally, the investment adviser has contracted with a pricing service or other vendor that provides a methodology to assist in monitoring for significant events that may materially affect the value of one or more securities of the Fund, or to adjust closing or evaluated prices of securities traded in foreign or domestic markets, based upon factors such as (without limitation) volatility of certain securities markets (measured by changes in an appropriate market index) and the correlation of a foreign security’s sensitivity to such U.S. market volatility. Subject to the investment adviser’s oversight and review, such methodology may be used to provide a fair valuation adjustment to market quotations, evaluated prices or other valuations of securities. The Board has adopted valuation procedures for the Fund and has delegated the day-to-day responsibility for fair value determinations under those procedures to the investment adviser’s "Valuation Committee". Fair value determinations are subject to review, approval, ratification and confirmation by the Board at its next scheduled meeting after the fair valuations are determined.

Securities Valuation. The Fund's Board has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

•       Equity securities traded on a U.S. securities exchange are valued as follows:

(1)	if "last sale" information is regularly reported on the principal exchange on which a security is traded, it is valued at the last reported sale price on that day, or
(2)	if "last sale" information is not available on a valuation date, the security is valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date, or
(3)	if "last sale" information is not available on a valuation date, and the last reported sale price for the security preceding the valuation date is not within the spread of the closing "bid" and "asked" prices on the valuation date, the security is valued at the closing "bid" price on the valuation date.

•       Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)	at the last sale price available to the pricing service approved by the Board, or
(2)	at the last sale price obtained by the Sub-Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)	at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or,
(4)	on the basis of reasonable inquiry, from two market makers in the security.

•       Long-term debt securities having a remaining maturity of more than 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board or obtained by the investment adviser from two active market makers in the security on the basis of reasonable inquiry.

•       The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Fund's Board or obtained by the investment adviser from two active market makers in the security on the basis of reasonable inquiry:

(1)	debt instruments that have a maturity of more than 397 days when issued,
(2)	debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)	non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

•       The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)	money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued and that have a remaining maturity of 60 days or less, and
(2)	debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

•       Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Sub-Adviser is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the “bid” and “asked” prices provided by a single active market maker, or the “bid” price if no "asked" price is available.

In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, the investment adviser may use pricing services approved by the Board when last sale information is not generally available. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The investment adviser will monitor the accuracy of the pricing services valuations. That monitoring may include comparing prices used for portfolio valuation to the actual sale prices of selected securities.

Foreign currency, including forward contracts, is valued and securities that are denominated in foreign currency are converted to U.S. dollars, using the closing prices in the New York foreign exchange market or that are provided to the investment adviser by a bank, dealer or pricing service that the investment adviser has determined to be reliable.

Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded, as determined by a pricing service approved by the Board or by the investment adviser. If there were no sales on the valuation date, those investments are valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange on the valuation date. If the last sale price on the preceding trading day is not within the spread of the closing "bid" and "asked" prices on the principal exchange on the valuation date, the value shall be the closing "bid" price. If the put, call or future is not traded on an exchange, it shall be valued at the mean between "bid" and "asked" prices obtained by the investment adviser from two active market makers. In certain cases the "bid" price may be used if no "asked" price is available.

When the Fund sells an option, an amount equal to the premium the Fund receives is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put sold by the Fund is exercised, the proceeds are increased by the premium received. If a call or put sold by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of the premium that was paid by the Fund.

(d) Redemption in Kind. Not applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

Item 24. Taxation of the Fund.

The Fund is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and, thus, is not subject to income tax. Based upon the status of the Fund as a partnership, each investor in the Fund takes into account its share of the Fund’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code and Treasury regulations promulgated thereunder.

The Fund’s fiscal year end is April 30. Although the Fund will not be subject to Federal income tax, it will file appropriate Federal income tax returns. The Fund’s fiscal year end is based on the fiscal year end of the majority of investors.

Even though the Fund is treated as a partnership for Federal tax purposes, it is intended that the Fund’s assets, income and distributions will be managed in such a way that investment in the Fund would not cause an investor that is a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code to fail that qualification.

Certain transactions of the Fund are subject to special tax rules of the Internal Revenue Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to investors. Special tax rules also will require the Fund to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the investors for the special treatment afforded RICs under the Internal Revenue Code.

If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, an investor, by virtue of its ownership of the Fund’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The investors in the Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such investor as a dividend to its shareholders. However, an election may be available to “mark-to-market” at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, an investor would recognize as ordinary income its share of any increase in the value of such shares held by the Fund as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, an investor could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Fund may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested within various countries is not known.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

Tax Shelter and Other Reporting Requirements. If a shareholder realizes a loss on the disposition of Fund shares of at least $2 million in any single taxable year or $4 million in any combination of taxable years (for an individual shareholder); or at least $10 million in any single taxable year or $20 million in any combination of taxable years (for a corporate shareholder), the shareholder must file with the IRS a disclosure statement on Form 8886. Shareholders should consult their tax advisers to determine the applicability of this requirement in light of their individual circumstances. Some states may similarly require such transactions to be reported separately with the appropriate state taxing authorities.

Item 25. Underwriters.

(a) Distribution of Securities.

Under its Placement Agent’s Agreement with the Fund, OppenheimerFunds Distributor, Inc., an affiliate of the Manager, acts as the Fund’s principal underwriter in the continuous offering of the Fund’s shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager. Because the Fund’s shares are sold without an initial sales charge or redemption charge, the Placement Agent will receive no sales charges or concessions from the sale of shares or any other charges from the redemption of shares.

(b) Compensation. Not applicable.

(c) Other Payments. Not applicable.

Item 26. Calculation of Performance Data.

Not applicable.

Item 27. Financial Statements.

The Fund's audited Financial Statements, included in the Fund's Annual Report dated April 30, 2016, including the notes thereto and the report of KPMG LLP thereon, are incorporated by reference into this Statement of Additional Information.

Appendix A

RATINGS DEFINITIONS

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally recognized statistical rating organizations ("NRSROs") listed below. Those ratings represent the opinion of the NRSRO as to the credit quality of issues that they rate. The summaries below are based upon publicly available information provided by the NRSROs.

Moody's Investors Service, Inc. ("Moody's")

GLOBAL RATING SCALES

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.1 Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.2

Global Long-Term Rating Scale

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a "(hyb)" indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Global Short-Term Rating Scale

Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect the likelihood of a default on contractually promised payments.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

U.S. MUNICIPAL SHORT-TERM DEBT AND DEMAND OBLIGATION RATINGS

Short-Term Obligation Ratings

While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below). The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of risk associated with the ability to receive purchase price upon demand ("demand feature"). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

S&P Global Ratings (“S&P”), a part of McGraw-Hill Financial

ISSUE CREDIT RATINGS

A S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P view of the obligor's capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on S&P analysis of the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•	Nature of and provisions of the obligation and the promise we impute;
•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

LONG-TERM ISSUE CREDIT RATINGS

AAA: An obligation rated 'AAA' has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB; B; CCC; CC; and C: Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days.. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated 'D' is in payment default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

MUNICIPAL SHORT-TERM NOTE RATINGS

An S&P U.S. municipal note rating reflects S&P opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

ISSUER CREDIT RATINGS

An S&P issuer credit rating is a forward-looking opinion about an obligor's overall creditworthiness. This opinion focuses on the obligor's capacity and willingness to meet its financial commitments as they come due. It does not apply to any specific financial obligation, as it does not take into account the nature of and provisions of the obligation, its standing in bankruptcy or liquidation, statutory preferences, or the legality and enforceability of the obligation. Counterparty credit ratings, corporate credit ratings and sovereign credit ratings are all forms of issuer credit ratings. Issuer credit ratings can be either long-term or short-term.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated 'AAA' has extremely strong capacity to meet its financial commitments. 'AAA' is the highest issuer credit rating assigned by S&P.

AA: An obligor rated 'AA' has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated 'A' has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated 'BBB' has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

BB; B; CCC; and CC: Obligors rated 'BB', 'B', 'CCC', and 'CC' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'CC' the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligor rated 'BB' is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitments.

B: An obligor rated 'B' is more vulnerable than the obligors rated 'BB', but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments.

CCC: An obligor rated 'CCC' is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated 'CC' is currently highly vulnerable. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D: An obligor rated 'SD' (selective default) or 'D' is in default on one or more of its financial obligations including rated and unrated financial obligations but excluding hybrid instruments classified as regulatory capital or in non-payment according to terms. An obligor is considered in default unless S&P believes that such payments will be made within five business days of the due date in the absence of a stated grace period, or within the earlier of the stated grace period or 30 calendar days. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. An obligor’s rating is lowered to ‘D’ or ‘SD’ if it is conducting a distressed exchange offer.

NR: An issuer designated 'NR' is not rated.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated 'A-1' has strong capacity to meet its financial commitments. It is rated in the highest category by S&P. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated 'A-2' has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated 'A-3' has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

B: An obligor rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: An obligor rated 'C' is currently vulnerable to nonpayment that would result in a ‘SD’ or “D” issuer rating, and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see S&P issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated 'SD' (selective default) or 'D' has failed to pay one or more of its financial obligations (rated or unrated), excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms, when it came due. An oligor is considered in default unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding hybrid instruments classified as regulatory capital, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. An obligor’s rating is lowered to ‘D’ or ‘SD’ if it is conducting a distressed exchange offer.

NR: An issuer designated 'NR' is not rated.

Fitch Ratings, Inc.

Fitch Ratings’ credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms “investment grade” and “speculative grade” are market conventions, and do not imply any recommendation or endorsement of a specific security for investment purposes. “Investment grade” categories indicate relatively low to moderate credit risk, while ratings in the “speculative” categories either signal a higher level of credit risk or that a default has already occurred.

A designation of “Not Rated” or “NR” is used to denote securities not rated by Fitch where Fitch has rated some, but not all, securities comprising an issuance capital structure.

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch’s Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of rating default rates.

Fitch Ratings’ credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch Ratings may include additional considerations (i.e. rate to a higher or lower standard than that implied in the obligation’s documentation). In such cases, the agency will make clear the assumptions underlying the agency’s opinion in the accompanying rating commentary.

INTERNATIONAL ISSUER AND CREDIT RATING SCALES

International credit ratings relate to either foreign currency or local currency commitments and, in both cases, assess the capacity to meet these commitments using a globally applicable scale. As such, both foreign currency and local currency international ratings are internationally comparable assessments.

The local currency international rating measures the likelihood of repayment in the currency of the jurisdiction in which the issuer is domiciled and hence does not take account of the possibility that it will not be possible to convert local currency into foreign currency, or make transfers between sovereign jurisdictions (transfer and convertibility (T&C) risk).

Foreign currency ratings additionally consider the profile of the issuer or note after taking into account transfer and convertibility risk. This risk is usually communicated for different countries by the Country Ceiling, which “caps” the foreign currency ratings of most, though not all, issuers within a given country.

Where the rating is not explicitly described in the relevant rating action commentary as local or foreign currency, the reader should assume that the rating is a “foreign currency” rating (i.e. the rating is applicable for all convertible currencies of obligation).

INTERNATIONAL LONG-TERM ISSUER RATINGS

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns and insurance companies, are generally assigned Issuer Default Ratings (IDRs). IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts, although the agency recognizes that issuers may also make pre-emptive and therefore voluntary use of such mechanisms.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest credit quality. 'AAA' ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. 'AA' ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. 'A' ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. 'BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. 'BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. 'B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a 'C' category rating for an issuer include:

a.	the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b.	the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or
c.	Fitch Ratings otherwise believes a condition of 'RD' or 'D' to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD: Restricted default. 'RD' ratings indicate an issuer that in Fitch Ratings' opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

a.	the selective payment default on a specific class or currency of debt;
b.	the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
c.	the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or
d.	execution of a distressed debt exchange on one or more material financial obligations.

D: Default. 'D' ratings indicate an issuer that in Fitch Ratings' opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange. "Imminent" default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future. In all cases, the assignment of a default rating reflects the agency's opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer's financial obligations or local commercial practice.

Note: The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-Term category, or to Long-Term categories below 'B'.

INTERNATIONAL SHORT-TERM ISSUER AND ISSUE CREDIT RATINGS

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

BB: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

DBRS®

LONG-TERM OBLIGATIONS

The DBRS® long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories "(high)" and "(low)". The absence of either a "(high)" or "(low)" designation indicates the rating is in the middle of the category.

AAA: Highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

AA: Superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

A: Good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

BBB: Adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

BB: Speculative, non-investment-grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

B: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

CCC/CC/C: Very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although CC and C ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the CCC to B range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the C category.

D: When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS® may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

COMMERCIAL PAPER AND SHORT-TERM DEBT

The DBRS® short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the subcategories "(high)", "(middle)", and "(low)".

R-1 (high): Highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

R-1 (middle): Superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from R-1 (high) by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

R-1 (low): Good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

R-2 (high): Upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

R-2 (middle): Adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

R-2 (low): Lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer's ability to meet such obligations.

R-3: Lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

R-4: Speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

R-5: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

D: When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS® may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Kroll Bond Rating Agency (“KBRA”)

LONG-TERM CREDIT RATINGS

●                Kroll Bond Rating Agency (KBRA) assigns credit ratings to issuers and their obligations using the same rating scale. In either case, KBRA’s credit ratings are intended to reflect both the probability of default and severity of loss in the event of default, with greater emphasis on probability of default at higher rating categories. For obligations, the determination of expected loss severity is, among other things, a function of the seniority of the claim. Generally speaking, issuer-level ratings assume a loss severity consistent with a senior unsecured claim. KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

●                AAA: Determined to have almost no risk of loss due to credit-related events. Assigned only to the very highest quality obligors and obligations able to survive extremely challenging economic events.

●                AA: Determined to have minimal risk of loss due to credit-related events. Such obligors and obligations are deemed very high quality.

●                A: Determined to be of high quality with a small risk of loss due to credit-related events. Issuers and obligations in this category are expected to weather difficult times with low credit losses.

●                BBB: Determined to be of medium quality with some risk of loss due to credit-related events. Such issuers and obligations may experience credit losses during stress environments.

●                BB: Determined to be of low quality with moderate risk of loss due to credit-related events. Such issuers and obligations have fundamental weaknesses that create moderate credit risk.

●                B: Determined to be of very low quality with high risk of loss due to credit-related events. These issuers and obligations contain many fundamental shortcomings that create significant credit risk.

●                CCC: Determined to be at substantial risk of loss due to credit-related events, or currently in default with high recovery expectations.

●                CC: Determined to be near default or in default with average recovery expectations.

●                C: Determined to be near default or in default with low recovery expectations.

●                D: KBRA defines default as occurring if:
1. There is a missed interest or principal payment on a rated obligation which is unlikely to be recovered.
2. The rated entity files for protection from creditors, is placed into receivership or is closed by regulators such that a missed payment is likely to result.
3. The rated entity seeks and completes a distressed exchange, where existing rated obligations are replaced by new obligations with a diminished economic value.

●                KBRA may append – or + modifiers to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

SHORT-TERM CREDIT RATINGS

●                Kroll Bond Rating Agency’s short-term ratings indicate an ability to meet obligations that typically have maturities of thirteen months or less when issued by corporate entities, financial institutions, and in connection with structured finance transactions. When applied to municipal obligations, KBRA’s short-term ratings typically indicate an ability to meet obligations of three years or less. Short-term ratings may be assigned to both issuers and to specific obligations. As compared to long-term ratings, greater emphasis is placed on an obligor’s liquidity profile and access to funding. KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

●                K1: Very strong ability to meet short-term obligations.

●                K2: Strong ability to meet short-term obligations.

●                K3: Adequate ability to meet short-term obligations.

●                B: Questionable ability to meet short-term obligations.

●                C: Little ability to meet short-term obligations.

●                D: KBRA defines default as occurring if:
1. There is a missed interest or principal payment on a rated obligation which is unlikely to be recovered.
2. The rated entity files for protection from creditors, is placed into receivership or is closed by regulators such that a missed payment is likely to result.
3. The rated entity seeks and completes a distressed exchange, where existing rated obligations are replaced by new obligations with a diminished economic value.

●                KBRA may append a + modifier to ratings in the K1 category to indicate exceptional ability to meet short-term obligations.

Footnotes to Appendix B:

1. For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, the ratings reflect the likelihood of impairment and the expected financial loss in the event of impairment.

2. For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, the ratings reflect the likelihood of impairment.

OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

FORM N-1A

PART C

OTHER INFORMATION

Item 28. - Exhibits

(a)	(i)	Certificate of Formation dated 1/10/08: Previously filed with Registrant’s Initial Registration Statement, (2/27/08), and incorporated herein by reference.
	(ii)	Limited Liability Company Agreement dated 2/26/08: Previously filed with Registrant's Initial Registration Statement, (2/27/08), and incorporated herein by reference.

(b)	By-Laws dated 2/26/08: Previously filed with Registrant's Initial Registration Statement, (2/27/08), and incorporated herein by reference.

(c)		Not Applicable.

(d)	(i)	Restated Investment Advisory Agreement dated 1/1/13: Previously filed with Registrant’s Registration Statement 8/28/13, and incorporated herein by reference.
	(ii)	Investment Sub-Advisory Agreement dated 1/1/13: Previously filed with Registrant’s Registration Statement 8/28/13, and incorporated herein by reference.

(e)	Not required to be filed.

(f)	Amended & Restated Compensation Deferral Plan for Eligible Trustees, effective 1/1/08: Previously filed with Post-Effective Amendment No. 4 to the Registration Statement of Oppenheimer Portfolio Series (Reg. No. 333-121449), (5/29/09), and incorporated herein by reference.

(g)	(i)	Global Custody Agreement dated 2/16/07: Previously filed with Post-Effective Amendment No. 57 to the Registration Statement of Oppenheimer Rising Dividends Fund (Reg. No. 2-65223), (7/31/07), and incorporated herein by reference.
	(ii)	Amendment dated 2/12/13 to the Global Custody Agreement: Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Global Real Estate Fund (Reg. No. 333-185116), (2/15/13), and incorporated herein by reference.

(h)	Not Applicable.

(i)	Not required to be filed.

(j)	Not required to be filed.

(k)	Not required to be filed.

(l)	Investment Letter dated 2/20/08 from OppenheimerFunds, Inc. to Registrant: Previously filed with Registrant's Initial Registration Statement, (2/27/08), and incorporated herein by reference.

(m)	Not Applicable.

(n)	Oppenheimer Funds Amended and Restated Plan Pursuant to Rule 18f-3: Previously filed with Post-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Global High Yield Fund (Reg. No. 333-176889), (9/25/14), and incorporated herein by reference.

(o)	Power of Attorney dated 2/29/16 for all Trustees and Officers: Previously filed with Post-Effective Amendment No. 52 to the Registration Statement of Oppenheimer International Value Fund (Reg. 33-34720), (3/24/16), and incorporated herein by reference.

(p)	Code of Ethics of the Oppenheimer Funds, Oppenheimer Revenue Weighted ETF Trust, OFI Global Asset Management, Inc. OFI SteelPath, Inc., VTL Associates, LLC, OppenheimerFunds, Inc. (including certain other affiliates and subsidiaries) and OppenheimerFunds Distributor, Inc., effective as of 5/26/16, under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with Post-Effective Amendment No. 18 to the Registration Statement of Oppenheimer Portfolio Series (Reg. No. 333-121449), (5/25/16), and incorporated herein by reference.

Item 29. - Persons Controlled by or Under Common Control with the Fund

None.

Item 30. - Indemnification

Reference is made to the provisions of Article Seventeen of Registrant's Limited Liability Company Agreement filed as Exhibit 28(a)(ii) to this Registration Statement, and incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 31. - Business and Other Connections of the Investment Advisers

(a)	OFI Global Asset Management, Inc. (the “Manager”) is the manager of the Registrant. The information required by this Item 31 about officers and directors of the Manager, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Manager pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76771).

(b)	OppenheimerFunds, Inc. (the “Sub-Adviser”) provides advisory services to the Registrant. The information required by this Item 31 about officers and directors of the Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Sub-Adviser pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-8253).

Item 32. Principal Underwriter

(a) OppenheimerFunds Distributor, Inc. is the Distributor of the Registrant's shares. It is also the Distributor of each of the registered open-end investment companies listed below and for MassMutual Institutional Funds.

Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Core Bond Fund (a series of Oppenheimer Integrity Funds)
Oppenheimer Corporate Bond Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Discovery Mid Cap Growth Fund
Oppenheimer Dividend Opportunity Fund
Oppenheimer Emerging Markets Innovators Fund
Oppenheimer Emerging Markets Local Debt Fund
Oppenheimer Equity Fund
Oppenheimer Equity Income Fund
Oppenheimer Global Fund
Oppenheimer Global High Yield Fund
Oppenheimer Global Multi-Alternatives Fund Oppenheimer Global Multi-Asset Growth Fund
Oppenheimer Global Multi-Asset Income Fund
Oppenheimer Global Multi Strategies Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Real Estate Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Bond Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small-Mid Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited-Term Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Macquarie Global Infrastructure Fund Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds)
Oppenheimer Main Street Select Fund
Oppenheimer Main Street Mid Cap Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Master Event-Linked Bond Fund, LLC
Oppenheimer Master Inflation Protected Securities Fund, LLC
Oppenheimer Master International Value Fund, LLC
Oppenheimer Master Loan Fund, LLC
Oppenheimer Money Market Fund
Oppenheimer Multi-State Municipal Trust (3 series):
Oppenheimer Rochester High Yield Municipal Fund
Oppenheimer Rochester New Jersey Municipal Fund
Oppenheimer Rochester Pennsylvania Municipal Fund
Oppenheimer Portfolio Series (4 series):
Active Allocation Fund
Equity Investor Fund
Conservative Investor Fund
Moderate Investor Fund
Oppenheimer Quest For Value Funds (3 series):
Oppenheimer Fundamental Alternatives Fund
Oppenheimer Global Allocation Fund
Oppenheimer Mid Cap Value Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Rochester AMT-Free Municipal Fund
Oppenheimer Rochester AMT-Free New York Municipal Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester California Municipal Fund
Oppenheimer Rochester Fund Municipals
Oppenheimer Rochester Intermediate Term Municipal Fund
Oppenheimer Rochester Limited Term California Municipal Fund
Oppenheimer Rochester Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)
Oppenheimer Rochester Limited Term New York Municipal Fund (a series of Rochester Portfolio Series)
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Short Term Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Senior Floating Rate Plus Fund
Oppenheimer Small Cap Value Fund
Oppenheimer SteelPath MLP Funds Trust (4 series):
Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer SteelPath Panoramic Fund
Oppenheimer Ultra-Short Duration Fund
Oppenheimer Value Fund (a series of Oppenheimer Series Fund)
Oppenheimer Variable Account Funds (12 series):
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Conservative Balanced Fund/VA
Oppenheimer Core Bond Fund/VA
Oppenheimer Discovery Mid Cap Growth Fund/VA
Oppenheimer Equity Income Fund/VA
Oppenheimer Global Fund/VA
Oppenheimer Global Multi-Alternatives Fund/VA
Oppenheimer Global Strategic Income Fund/VA
Oppenheimer International Growth Fund/VA
Oppenheimer Main Street Fund/VA
Oppenheimer Main Street Small Cap Fund/VA
Oppenheimer Money Fund/VA

(b)	The directors and officers of the Registrant’s principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Rina M. Aligaen(2)	Assistant Vice President	None
Anthony P. Allocco(2)	Assistant Vice President	None
Joseph M. Allyn(1)	Vice President	None
Nicole Andersen(2)	Assistant Vice President	None
Charles F. Anderson(1)	Vice President	None
Janette Aprilante(2)	Secretary	None
Rupa Athreya(2)	Senior Vice President	None
Matthew J. Auer(2)	Vice President	None
Kevin K. Babikian(2)	Assistant Secretary	None
Anthony E. Bamonte(2)	Vice President	None
James P. Barker(2)	Vice President	None
Todd M. Barney(1)	Vice President	None
Leslie A. Bednar(2)	Assistant Vice President	None
Kathleen M. Beichert(1)	Senior Vice President	None
Kimberly A. Belsole(2)	Vice President	None
Rocco Benedetto(2)	Senior Vice President	None
Emanuele S. Bergagnini(2)	Vice President	None
Christopher E. Bergeron(2)	Vice President	None
Rhea M. Berglund(1)	Vice President	None
Rick D. Bettridge(2)	Vice President	None
Kamal Bhatia(2)	Senior Vice President	None
Adam L. Bilmes(2)	Vice President	None
Paul G. Blease(2)	Senior Vice President	None
Carolyn Boccaccio(2)	Vice President	None
Maria T. Boingeanu(2)	Assistant Vice President	None
Nancy S. Bong(2)	Vice President	None
David A. Borrelli(2)	Senior Vice President	None
Jeffrey R. Botwinick(2)	Vice President	None
Sarah M. Bourgraf(1)	Vice President	None
Reginald J. Breaux(1)	Vice President	None
Joshua H. Broad(2)	Vice President	None
Kenneth S. Brodsky(2)	Senior Vice President	None
Kevin E. Brosmith(2)	Senior Vice President	None
Gregory L. Brown(2)	Vice President	None
Matthew G. Brown(1)	Vice President	None
Ryan M. Buckley(2)	Vice President	None
Joanne Butler(2)	Assistant Vice President	None
Megan R. Byrne(2)	Assistant Vice President	None
Clare Cambria(2)	Vice President	None
Mersin Capollari(1)	Vice President	None
Tara Carbonneau(1)	Vice President	None
Sean T. Carey(2)	Vice President	None
Robert M. Caruso(2)	Vice President	None
Rick A. Casagrande(2)	Assistant Vice President	None
Thomas M. Caulfield(1)	Vice President	None
Stephane C. Chevrier(2)	Vice President	None
Michael G. Chewning(1)	Vice President	None
Donelle L. Chisolm(2)	Vice President	None
Andrew S. Chonofsky(2)	Senior Vice President	None
Angelanto L. Ciaglia(2)	Vice President	None
Nicholas A. Cirbo(1)	Vice President	None
John S. Clark(2)	Vice President	None
H. D. Clements(2)	Senior Vice President	None
Adam M. Cohen(2)	Assistant Vice President	None
Craig U. Colby(2)	Vice President	None
Ryan J. Coleman(1)	Vice President	None
Ellen L. Comisar(2)	Vice President	None
Serina Copanas(2)	Vice President	None
John H. Corcoran(2)	Vice President	None
Cameron T. Cowden(2)	Vice President	None
Neev Crane(2)	Vice President	None
Michael Daley(2)	Vice President	None
Amanda J. Dampier(2)	Assistant Vice President	None
Edward Dane(2)	Senior Vice President	None
Jeffrey N. Davis(3)	Vice President	None
Denise De Leo(1)	Assistant Vice President	None
Damaris de los Santos(2)	Vice President	None
Stephen D. Degnan(2)	Vice President	None
Ivan A. DelRio(2)	Vice President	None
Richard E. DeMarco(2)	Assistant Vice President	None
Michael R. Dennehy(2)	Vice President	None
Michelle D. DeWitt(2)	Assistant Vice President	None
Robert U. Duffey(2)	Vice President	None
Cameron F. Dunford(1)	Vice President	None
Robert B. Dunphy(2)	Vice President	None
Wendy Hetson Ehrlich(2)	Vice President	None
Paul F. Eisenhardt(2)	Senior Vice President	None
Kent M. Elwell(2)	Vice President	None
Rickey C. Ernzen(3)	Vice President	None
Michael J. Eustic(2)	Vice President	None
Gregg A. Everett(2)	Vice President	None
George R. Fahey(1)	Senior Vice President	None
Jason E. Farrell(2)	Assistant Vice President	None
Kristie M. Feinberg(2)	Assistant Treasurer	None
Jessica M. Fernandez(2)	Vice President	None
Josean Y. Fernandez(2)	Vice President	None
Michael A. Ferrer(2)	Vice President	None
Mark J. Ferro(2)	Senior Vice President	None
Nicole Filingeri(2)	Vice President	None
Tristan A. Fischer(2)	Assistant Vice President	None
Patrick W. Flynn(1)	Senior Vice President	None
David Ford(2)	Vice President	None
John Fortuna(2)	Senior Vice President	None
Mark D. Foster(1)	Vice President	None
Jayme D. Fowler(2)	Vice President	None
Valeri L. Fox(2)	Vice President	None
George P. Fraser(1)	Vice President	None
Francisco J. Fraustro(2)	Vice President	None
Victoria K. Frey(1)	Assistant Vice President	None
Alice K. Fricke(2)	Vice President	None
William L. Friebel(2)	Vice President	None
Joseph T. Friedman(1)	Vice President	None
Kathryn T. Gallo(2)	Vice President	None
Hazem S. Gamal(2)	Vice President	None
Charlotte A. Gardner(1)	Vice President	None
Sarah E. Garrity(1)	Vice President	None
Christopher R. Gaudio(2)	Vice President	None
Jay Gentry(1)	Senior Vice President	None
Dina Ghanbarzadeh(2)	Assistant Vice President	None
Nancy J. Girondo(2)	Vice President	None
Jill E. Glazerman(2)	Senior Vice President	None
Emily R. Glotzer(2)	Assistant Vice President	None
Jack E. Goldin(2)	Vice President	None
Justin A. Goldstein(2)	Vice President	None
Michael H. Gottesman(2)	Senior Vice President	None
Raquel Granahan(2)	Senior Vice President	None
Anthony Greco(2)	Assistant Vice President	None
Steven M. Grise(2)	Assistant Vice President	None
Samuel J. Groban(2)	Vice President	None
Vincent E. Grogan(2)	Vice President	None
Eric M. Grossjung(2)	Vice President	None
Michael D. Guman(2)	Vice President	None
Joseph B. Gunderson(2)	Assistant Vice President	None
LeaAnna M. Hartman(1)	Vice President	None
Alexander D. Hayes(2)	Vice President	None
John Hauryluke(2)	Assistant Vice President	None
Petter A. Hellstrom-Bialek(1)	Vice President	None
Richard N. Henn(2)	Vice President	None
Kenneth L. Henry(2)	Vice President	None
Nicholas M. Henry(2)	Assistant Vice President	None
Jennifer S. Hoelscher(1)	Assistant Vice President	None
Nicole M. Pretzel Holahan(2)	Vice President	None
Eric D. Holquist(2)	Vice President	None
Timothy B. Horsburgh(2)	Assistant Vice President	None
Edward Hrybenko(2)	Senior Vice President	None
Brian F. Husch(2)	Vice President	None
Keith P. Hylind(2)	Vice President	None
Vincent R. Iacono(2)	Vice President	None
Omar Z. Idilby(2)	Assistant Vice President	None
Jason F. Israel(2)	Assistant Vice President	None
Christopher Ivezic(2)	Vice President	None
Michael C. Jamison(1)	Vice President	None
Nickie J. Jacobs(1)	Assistant Vice President	None
Shonda R. Jaquez(2)	Vice President	None
Allyson M. Jarecky-Freitag(2)	Vice President	None
Daniel C. Jarema(1)	Vice President	None
Robert T. Jason(1)	Assistant Vice President	None
Ira F. Jersey(2)	Vice President	None
Ryan O. Johann(2)	Assistant Vice President	None
Eric K. Johnson(1)	Senior Vice President	None
Jacquelyn A. Johnson(2)	Assistant Vice President	None
Sarah J. Joyce(2)	Assistant Vice President	None
Sachin Kambli(2)	Assistant Vice President	None
Assaf Kedem (2)	Assistant Vice President	None
Geoffrey M. Keller(1)	Vice President	None
Scott R. Kelley(1)	Vice President	None
Brian P. Kiley(2)	Vice President	None
Elena Kirova(2)	Assistant Vice President	None
Joseph B. Kolman(2)	Assistant Vice President	None
Melissa M. Kretschmer(2)	Assistant Vice President	None
Eric J. Kristenson(2)	Vice President	None
Lamar V. Kunes(2)	Senior Vice President	None
Stanford L. Kutler(2)	Vice President	None
David T. Kuzia(1)	Vice President	None
Michael S. La Tona(2)	Assistant Vice President	None
Lisa Lamentino(2)	Vice President	None
Thomas M. Landhauser(2)	Assistant Vice President	None
John A. Laudadio(2)	Vice President	None
Laura L. Lawson(2)	Vice President	None
Daniel J. Lee(2)	Vice President	None
Eric Lee(2)	Assistant Vice President	None
Talley D. Leger(2)	Vice President	None
John P. Leonard(2)	Vice President	None
Brian S. Levitt(2)	Senior Vice President	None
Jesse E. Levitt(2)	Vice President	None
Eric J. Liberman(2)	Vice President	None
Lorna A. Lindquist(2)	Vice President	None
Malissa B. Lischin(2)	Vice President	None
Terrie P. Liu(1)	Assistant Vice President	None
Cynthia Lo Bessette(2)	Chief Legal Officer	Secretary and Chief Legal Officer
Gordon C. Loetz(2)	Vice President	None
Christina J. Loftus(2)	Senior Vice President	None
David P. Lolli(2)	Assistant Vice President	None
Thomas Loncar(2)	Vice President	None
Inna London-Ikhilov(2)	Assistant Vice President	None
David A. Long(1)	Assistant Vice President	None
John Luiz(2)	Vice President	None
Joseph M. Macaluso(2)	Assistant Vice President	None
John W. Mackey(2)	Vice President	None
Peter K. Maddox(2)	Vice President	None
Salvatore Maia(2)	Assistant Vice President	None
Michael J. Malik(2)	Vice President	None
Joseph C. Marich(2)	Vice President	None
Natalie Marin(2)	Vice President	None
Todd A. Marion(2)	Vice President	None
Katarina Maxianova(2)	Vice President	None
Anthony P. Mazzariello(2)	Vice President	None
Peter J. McCarthy(1)	Vice President	None
Robert D. McClure(2)	Vice President	None
John C. McDonough(2)	Chairman, Chief Executive Officer, President & Director	None
Matthew S. McGee(1)	Vice President	None
Brian P. McGinty(1)	Vice President	None
Kent C. McGowan(2)	Vice President	None
Simon A. McKay(2)	Vice President	None
William J. McNamara(2)	Vice President	None
Christopher S. Mechem(2)	Vice President	None
Brian F. Medina(1)	Vice President	None
Gregory E. Mehok(2)	Vice President	None
Daniel P. Melehan(2)	Vice President	None
Izaak Mendelson(2)	Assistant Vice President	None
Ariella Menegon(2)	Assistant Vice President	None
Debbie S. Michaelson(1)	Vice President	None
David B. Miller(2)	Assistant Vice President	None
Toller C. Miller(1)	Vice President	None
Peter L. Mintzberg(2)	Executive Vice President	None
Clint T. Modler(1)	Senior Vice President	None
Ella Monakova(2)	Assistant Vice President	None
Rian Morrissey(1)	Vice President	None
James F. Mugno(2)	Vice President	None
Matthew D. Mulcahy(2)	Vice President	None
Wendy J. Murray(2)	Vice President	None
Keith D. Myers(1)	Assistant Vice President	None
Kyle Najarian(1)	Vice President	None
Christina M. Nasta(2)	Senior Vice President	None
Kevin R. Neznek(2)	Senior Vice President	None
Nichola L. Noriega(2)	Vice President	None
Peter J. Novak(2)	Senior Vice President	None
Timothy J. O’Connell(2)	Vice President	None
James B. O’Connell(2)	Assistant Vice President	None
Patricia O’Connor(2)	Assistant Vice President	None
Tony D. Oh(1)	Treasurer	None
Ronald M. Ongaro(2)	Assistant Vice President	None
Leonard J. Oremland(2)	Senior Vice President	None
Steven W. Paddon(2)	Senior Vice President	None
Bruce Palm(2)	Vice President	None
Alan I. Panzer(2)	Vice President	None
Andrew Y. Park(1)	Vice President	None
Maria Paster(2)	Assistant Vice President	None
Ashley B. Patten(1)	Vice President	None
Lori L. Penna (2)	Vice President	None
Brian C. Perkes(2)	Vice President	None
Daniel J. Petter(2)	Vice President	None
Charles K. Pettit(2)	Vice President	None
David M. Pfeffer(2)	Director & Chief Financial Officer	None
Andrew W. Phillips(1)	Vice President	None
Piers A. Platt(2)	Vice President	None
Scott A. Porter(2)	Assistant Vice President	None
Chad W. Potter(3)	Assistant Vice President	None
Stacy L. Pottinger(2)	Assistant Vice President	None
Rachel R. Powers(1)	Vice President	None
Michael E. Quinn(2)	Vice President	None
Michael A. Radon(2)	Assistant Vice President	None
Richard E. Rath(2)	Vice President	None
William J. Raynor(2)	Vice President	None
Brenna D. Rhone(2)	Assistant Vice President	None
James T. Robinson(1)	Vice President	None
Ian M. Roche(2)	Vice President	None
Jason D. Roche(2)	Assistant Vice President	None
Adam T. Rochlin(2)	Senior Vice President	None
Michael A. Rock(2)	Vice President	None
Rachel S. Rodgers(2)	Assistant Vice President	None
Philip Rolleri(2)	Assistant Vice President	None
Michael J. Roman(2)	Assistant Vice President	None
Megan P. Rosenblum(2)	Vice President	None
Francis W. Ross(1)	Vice President	None
Kristen M. Ross(2)	Assistant Vice President	None
Adrienne M. Ruffle(2)	Vice President	None
Thomas F. Sabow(2)	Vice President	None
Gary Salerno(2)	Assistant Vice President	None
Catherine D. Sanders(2)	Vice President	None
Brian J. Sateja(2)	Assistant Vice President	None
John C. Saunders(2)	Senior Vice President	None
Kurt R. Savallo(2)	Assistant Vice President	None
Alex C. Schardt(2)	Vice President	None
Joshua I. Scher(2)	Assistant Vice President	None
Pamela Z. Schiess(2)	Assistant Vice President	None
Thomas J. Schmitt(2)	Vice President	None
William A. Schories(2)	Vice President	None
Eric M. Schranck(1)	Assistant Vice President	None
Patrick L. Scorzelli(2)	Vice President	None
Jennifer L. Sexton(2)	Senior Vice President	Vice President and Chief Business Officer
Jeffrey D. Sharon(2)	Vice President	None
James B. Shields(1)	Assistant Vice President	None
Faiza Sikander(2)	Assistant Vice President	None
Bryant B. Smith(2)	Vice President	None
Timothy F. Smith(2)	Assistant Vice President	None
Mark C. Sokoloff(2)	Assistant Vice President	None
John A. Spensley(2)	Vice President	None
Timothy J. Spitz(2)	Vice President	None
Kirti N. Srikant(2)	Vice President	None
Alfred O. St. John(2)	Vice President	None
Michael N. Staples(2)	Vice President	None
Keith S. Stecker(2)	Assistant Vice President	None
Bryan D. Stein(2)	Vice President	None
Joseph D. Stellato(2)	Vice President	None
Benjamin A. Stewart(2)	Senior Vice President	None
Wayne C. Strauss(2)	Vice President	None
Matthew C. Straut(2)	Senior Vice President	None
Brian C. Summe(2)	Vice President	None
Michael E. Sussman(2)	Vice President	None
George T. Sweeney(2)	Senior Vice President	None
Adam L. Tabor(2)	Vice President	None
Leo P. Tallon(2)	Vice President	None
Laura B. Taylor (1)	Senior Vice President	None
Paul E. Temple(2)	Senior Vice President	None
Jay S. Therrien(2)	Vice President	None
Anil K. Thomas(2)	Vice President	None
David G. Thomas(2)	Vice President	None
John B. Thorpe(1)	Vice President	None
Stephen D. Tisdalle(2)	Senior Vice President	None
Luz V. Touma(2)	Vice President	None
Catherine L. Tulley(1)	Assistant Vice President	None
David C. Van Hellemont(2)	Vice President	None
Wesley R. Vance(2)	Vice President	None
Vincent C. Vermette(2)	Vice President	None
Alyse S. Vishnick(2)	Vice President	None
Kenneth M. Waddell(2)	Vice President	None
Richard Walsh(2)	Vice President	None
Teresa M. Ward(2)	Vice President	None
Keith R. Watts(1)	Vice President	None
Taylor Watts(1)	Vice President	None
Michael J. Weigner(2)	Vice President	None
Kimberly W. Weinrick(2)	Vice President	None
Donn S. Weise(2)	Vice President	None
Christopher G. Werner(2)	Vice President	None
Donna M. White (2)	Chief Compliance Officer	None
Jason Widener(2)	Vice President	None
Ryan C. Wilde(1)	Vice President	None
Tim A. Wilkinson(1)	Vice President	None
Thomas Winnick(2)	Vice President	None
Patrick J. Wisneski(1)	Vice President	None
Kevin P. Woodson(1)	Assistant Vice President	None
Ryan J. Woolhiser(1)	Vice President	None
Cary P. Wozniak(2)	Vice President	None
David T. Zicchinella(2)	Vice President	None
Steven L. Zito(1)	Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)225 Liberty Street, New York, NY 10281-1008

(3)2100 McKinney Avenue, Suite 1401, Dallas, TX 75201

(c)	Not applicable.

Item 33. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 34. Management Services

Not applicable

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 26th day of August, 2016.

Oppenheimer Master International Value Fund, LLC

By:	Arthur P. Steinmetz*
Arthur P. Steinmetz Director, President and
Principal Executive Officer

*By:	/s/ Mitchell J. Lindauer
Mitchell J. Lindauer, Attorney-in-Fact